Exhibit 10.39

***Certain identified information has been omitted from this exhibit because it is both (i) not material and (ii) information that the Registrant treats as private or confidential. Such omitted information is indicated by brackets (“[...***...]”) in this exhibit. ***

AMENDED AND RESTATED

INDUSTRIAL LEASE

960 SAN ANTONIO LLC,

a California limited liability company,

Landlord

and

SCILEX PHARMACETICALS, INC.,

a Delaware Corporation,

Tenant

            4/12/2023

960 San Antonio Road, Palo Alto, California

46.	Real Estate Brokers	37
47.	Consents and Approvals	37
48.	Reserved Rights	37
49.	Financial Statements	38
50.	Nondisclosure of Lease Terms	38
51.	Hazardous Substance Disclosure	38
52.	Signage	39
53.	Quiet Enjoyment; Unavoidable Delay	39
54.	CASp Disclosure	40
55.	OFAC	40
56.	Option to Extend	41

EXHIBITS:

A - Outline of Premises

B - Rules and Regulations

C - Form of Commencement Date Letter

D - Legal Disclosures

E - Guaranty of Lease

- ii -

AMENDED AND RESTATED INDUSTRIAL LEASE

THIS AMENDED AND RESTATED INDUSTRIAL LEASE (this “Lease”) is made as of 4/12/2023 (the “Effective Date”), by and between 960 SAN ANTONIO LLC, a California limited liability company (“Landlord”), and SCILEX PHARMACETICALS, INC., a Delaware corporation (“Tenant”).

1. Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, on the terms and conditions set forth herein, that certain real property, including the building and other improvements, underlying land and any parking areas, which property is commonly known as 960 San Antonio Road, Palo Alto, California (the “Premises” or “Real Property”), as shown on Exhibit A. Landlord shall have rights of access to any portion of the Premises to which Landlord needs access for the purpose of repairs consistent with the requirements of the Lease.

2. Certain Basic Lease Terms. As used herein, the following terms shall have the meaning specified below:

a. Premises: Landlord and Tenant agree that the building located on the Premises (the “Building”) contains approximately 12,512 rentable square feet of space and the parties acknowledge and agree that Building shall not be subject to remeasurement during the Lease Term except as specifically provided in this Lease (e.g., due to physical changes to the Building from casualty or condemnation).

b. Lease Term: Approximately four (4) years and six (6) months commencing on the Effective Date (the “Commencement Date”) and ending on September 30, 2027, as may be extended in accordance with Section 56 or earlier terminated pursuant to its terms (the “Expiration Date”).

c. Monthly Rent: Monthly Rent shall be payable as follows:

Dates:	Monthly Rent:
Effective Date - 09/30/2023	[ *** ]
10/01/2023 - 09/30/2024	[ *** ]
10/01/2024 - 09/30/2025	[ *** ]
10/01/2025 - 09/30/2026	[ *** ]
10/01/2026 - 09/30/2027	[ *** ]

d. Security Deposit: [...***...], which amount is currently held by Landlord.

e. Base Year: Calendar year 2019.

f. Permitted Use: General office use, subject to compliance with Legal Requirements.

g. Real Estate Broker(s): None.

h. Parking: Tenant shall have sole use of all parking on the Premises.

i. Guarantor: Sorrento Therapeutics, Inc. a Delaware corporation

3. Term; Delivery of Possession of Premises.

a. Term. The term of this Lease (the “Term”) shall commence on the Commencement Date (as defined in Paragraph 2.b.) and, unless sooner terminated pursuant to the terms hereof or at law, shall expire on the Expiration Date (as defined in Paragraph 2.b.). Upon either party’s request after the Commencement Date, Landlord and Tenant shall execute a letter in substantially the form of Exhibit C attached hereto confirming the Commencement Date and the Expiration Date.

The parties recognize and agree that Tenant is currently in occupancy of a portion of the Premises, both under a direct lease with Landlord for the first floor (comprised of approximately 5,825 rentable square feet) and under a sublease with Landlord’s current tenant for a portion of the second floor; this Lease provides for Tenant to directly lease the entire second floor from Landlord. This Lease is a modification and restatement of the Office Lease between Landlord and Tenant dated as of August 8, 2019, as amended by that certain First Amendment to Office Lease dated as of September 15, 2019, (collectively the “Original Lease”). This Lease does not serve as a termination of the Original Lease, but rather as an amendment and restatement thereof. As such, the rights and obligations of each of Landlord and Tenant for the period prior to the Commencement Date hereof are set forth in the Original Lease. On and after the Commencement Date, those duties and obligations are modified prospectively in accordance with the terms of this Lease. Additionally, this Lease is contingent on the current tenant for the second floor space terminating its lease, on terms acceptable to Landlord in its sole discretion, failing which the Original Lease shall continue to govern the parties’ relationship.

b. Delivery of Possession. Landlord shall deliver the portion of the Premises that is not currently occupied by Tenant broom clean and free of debris on the Commencement Date. If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on or before the scheduled Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but the Commencement Date shall be delayed until the date Landlord delivers possession of the Premises to Tenant in the condition required by this Lease (and the Original Lease shall govern until that date). No delay in delivery of possession of the Premises shall operate to extend the Term of this Lease or amend Tenant’s obligations under this Lease.

4. Condition of Premises. Except as otherwise specifically set forth in this Lease, Tenant shall accept the Premises in their “as is” state and condition on the Commencement Date and Landlord shall have no obligation to make or pay for any improvements or renovations in or to the Premises or to otherwise prepare the Premises for Tenant’s occupancy. Tenant acknowledges that neither Landlord nor any broker, agent or employee of Landlord has made any representation or promise with respect to the Premises or the Real Property except as herein expressly set forth, and no right, privilege, easement or license is being acquired by Tenant except as herein expressly set forth.

Landlord represents that on the Commencement Date, the electric, mechanical (including HVAC), life safety and plumbing systems serving the Building (the “Building Systems”) are in good repair and proper working order; provided that such Building Systems shall be deemed to be in good condition and proper working order unless Tenant, within thirty (30) days following the Commencement Date, notifies Landlord that there is a problem with one of more Building Systems in which event, as Tenant’s sole remedy, Landlord shall promptly repair same at Landlord’s sole cost and expense.

5. Monthly Rent.

a. Monthly Rent. Commencing as of the Commencement Date, and continuing thereafter on or before the first day of each calendar month during the Term hereof, Tenant shall pay to Landlord, as monthly rent for the Premises, the Monthly Rent specified in Paragraph 2 above. If Tenant’s obligation to pay Monthly Rent hereunder commences on a day other than the first day of a calendar month, or if the Term of this Lease terminates on a day other than the last day of a calendar month, then the Monthly Rent payable for such partial month shall be appropriately prorated on the basis of a thirty (30)-day month. Monthly Rent and Additional Rent (as defined below) shall be paid by Tenant to Landlord, in advance, without deduction, offset, prior notice or demand, in immediately available funds of lawful money of the United States of America, at such location and to such person as Landlord may from time to time designate in writing. Notwithstanding the foregoing, Tenant shall pay to Landlord together with Tenant’s execution of this Lease an amount equal to the Monthly Rent payable for the first full calendar month of the Term after Tenant’s obligation to pay Monthly Rent shall have commenced hereunder, which amount shall be applied to the Monthly Rent first due and payable hereunder.

b. Payment. All amounts payable by Tenant to Landlord under this Lease, or otherwise payable in connection with Tenant’s occupancy of the Premises, in addition to the Monthly Rent hereunder and Additional Rent shall constitute “rent” owed by Tenant to Landlord hereunder. Rent shall be paid in the form of electronic fund transfer through the Automated Clearing House (ACH) or wire transfer of immediately available funds as directed by Landlord from time to time (provided Tenant shall confirm any new or revised wiring instruction telephonically prior to initiating payment); provided, however, that following an Event of Default by Tenant under this Lease, Landlord may reject any payment made by Tenant by returning such funds to Tenant within a reasonable time after Landlord’s receipt or collection of such payment. All payments must be received not later than 4:00 pm Pacific time on the due date therefor.

c. Interest on Late Payment. Any rent not paid by Tenant to Landlord when due shall bear interest from the date due to the date of payment by Tenant at an annual rate of interest (the “Interest Rate”) equal to the lesser of (i) twelve percent (12%) per annum or (ii) the maximum annual interest rate allowed by law on such due date for business loans (not primarily for personal, family or household purposes) not exempt from the usury law. Failure by Tenant to pay rent when due, including any interest accrued under this subparagraph, shall constitute an Event of Default (as defined in Paragraph 25 below) giving rise to all the remedies afforded Landlord under this Lease and at law for nonpayment of rent.

d. Late Charge. Tenant acknowledges that late payment of any installment of Monthly Rent or any other amount required under this Lease will cause Landlord to incur costs not contemplated by this Lease and that the exact amount of such costs would be extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, late charges that may be imposed on Landlord by the terms of any encumbrance or note secured by the Real Property and the loss of the use of the delinquent funds. Therefore, if any installment of Monthly Rent or any other amount due from Tenant is not received within five (5) days following written notice from Landlord (which notice may be delivered by email), Tenant shall pay to Landlord on demand, on account of the delinquent payment, an additional sum equal to ten percent (10%) of the overdue amount, which additional sum represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant; provided, no such late charge shall be due for the first late payment in any twelve (12) month period. Acceptance of any late charge shall not constitute a waiver of Tenant’s default with respect to the overdue amount, nor prevent Landlord from exercising its right to collect interest as provided above, rent, or any other damages, or from exercising any of the other rights and remedies available to Landlord.

e. No Bar. No security or guaranty which may now or hereafter be furnished to Landlord for the payment of rent due hereunder or for the performance by Tenant of the other terms of this Lease shall in any way be a bar or defense to any of Landlord’s remedies under this Lease or at law.

6. Security Deposit.

a. Security Deposit. Landlord shall continue to hold the Security Deposit specified in Paragraph 2.d. above, which Tenant posted under the Original Lease, as security for Tenant’s performance of all of Tenant’s covenants and obligations under this Lease; provided, however, that the Security Deposit is not an advance rent deposit or an advance payment of any other kind, nor a measure of Landlord’s damages upon Tenant’s default. Landlord shall not be required to segregate the Security Deposit from its other funds and no interest shall accrue or be payable to Tenant with respect thereto. Landlord may (but shall not be required to) use the Security Deposit or any portion thereof to cure any Event of Default or to compensate Landlord for any damage Landlord incurs as a result of Tenant’s failure to perform any of its covenants or obligations hereunder, it being understood that any use of the Security Deposit shall not constitute a bar or defense to any of Landlord’s remedies under this Lease or at law. In such event and upon written notice from Landlord to Tenant specifying the amount of the Security Deposit so utilized by Landlord and the particular purpose for which such amount was applied, Tenant shall immediately deposit with Landlord an amount sufficient to return the Security Deposit the amounts required under his Lease. Tenant’s failure to make such payment to Landlord within five (5) days of Landlord’s notice shall constitute an Event of Default. If Tenant is not in default at the expiration or termination of this Lease, Landlord shall return to Tenant the Security Deposit or the balance thereof then held by Landlord; provided, however, that in no event shall any such return be construed as an admission by Landlord that Tenant has performed all of its covenants and obligations hereunder. No holder of a Superior Interest (as defined in Paragraph 21 below), nor any purchaser at any judicial or private foreclosure sale of the Premises or any portion thereof, shall be responsible to Tenant for the Security Deposit unless and only to the extent such holder or purchaser shall have actually received the same. Tenant hereby unconditionally and irrevocably waives the benefits and protections of California Civil Code Section 1950.7, and, without limitation of the scope of such waiver, acknowledges that Landlord may use all or any part of the Security Deposit to compensate Landlord for damages resulting from termination of this Lease and the tenancy created hereunder (including, without limitation, damages recoverable under California Civil Code Section 1951.2).

b. Superior Interests; Waiver. No holder of a Superior Interest (as defined in Paragraph 21 below), nor any purchaser at any judicial or private foreclosure sale of the Real Property or any portion thereof, shall be responsible to Tenant for the Security Deposit unless and only to the extent such holder or purchaser shall have actually received the same.

7. Additional Rent: Tax Expenses and Operating Expenses.

a. Tax Expenses. Tenant shall pay to Landlord as “Additional Rent” under this Lease, at the times hereinafter set forth, any increase in any Tax Expenses (as defined below) incurred by Landlord in each calendar year subsequent to the Base Year specified in Paragraph 2.e. of the Lease over the Tax Expenses incurred by Landlord during the Base Year.

The term “Tax Expenses” shall mean all taxes, assessments (whether general or special), excises, transit charges, housing fund assessments or other housing charges, improvement districts, levies or fees, ordinary or extraordinary, unforeseen as well as foreseen, of any kind, which are assessed, levied, charged, confirmed or imposed on the Premises, on Landlord with respect to the Premises, on the act of entering into a lease of the Premises, on the use or occupancy of the Premises or any part thereof, with respect to services or utilities consumed in the use, occupancy or operation of the Premises, on any improvements, fixtures and equipment and other personal property of Landlord located in the Premises and used in connection with the operation of the Premises, or on or measured by the rent payable under this Lease or in connection with the business of renting space in the Premises, including, without limitation, any gross income tax, gross receipts tax or excise tax levied with respect to the receipt of such rent, by the United States of America, the State of California, the City of Palo Alto and County of Santa Clara, any political subdivision, public corporation, district or other political or public entity or public authority, and shall also include any other tax, fee or other excise, however described, which may be levied or assessed in lieu of, as a substitute (in whole or in part) for, or as an addition to, any other Tax Expense. Tax Expenses shall include reasonable attorneys’ and professional fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Tax Expenses. If it shall not be lawful for Tenant to reimburse Landlord for Tax Expenses as defined herein, the Monthly Rent payable to Landlord prior to the imposition of such Tax Expenses shall be increased to net Landlord the same net Monthly Rent after imposition of such Tax Expenses as would have been received by Landlord prior to the imposition of such Tax Expenses.

Tax Expenses shall not include income, franchise, transfer, inheritance or capital stock taxes, unless, due to a change in the method of taxation, any of such taxes is levied or assessed against Landlord in lieu of, as a substitute (in whole or in part) for, or as an addition to, any other charge which would otherwise constitute a Tax Expense.

b. Operating Expenses. Tenant shall pay to Landlord as Additional Rent under this Lease, at the times hereinafter set forth, any increase in any Operating Expenses (as defined below) incurred by Landlord in each calendar year subsequent to the Base Year over the Operating Expenses incurred by Landlord during the Base Year. The amounts payable under Paragraphs 7.a., Paragraph 7.b. and Paragraph 7.c. are termed “Additional Rent” herein.

The term “Operating Expenses” shall mean the total costs and expenses incurred by Landlord in connection with the management, operation, maintenance, repair and ownership of the Property and Building; provided, however, that Tenant shall be obligated to maintain and repair the Premises and all portions thereof, as described in Paragraph 10 below, and the foregoing shall not imply that Landlord has this obligation. “Operating Expenses” shall include, without limitation the following costs: (1) salaries, wages, bonuses, benefits, union dues, and other paid benefits, and taxes (including unemployment, FICA, disability, workers’ compensation and similar charges) thereon, relating to employees of Landlord or its agents engaged in the operation, repair, security or maintenance of the Property; (2) premiums and other charges incurred by Landlord with respect to insurance in connection with the Property as is deemed necessary or advisable in the reasonable judgment of Landlord, or any insurance required by the holder of any Superior Interest (as defined in Paragraph 21 below); (3) license, permit, certification and inspection fees; (4) sales, use and excise taxes on goods and services purchased by Landlord in connection with the operation, maintenance or repair of the Property and Building systems and equipment; (5) postage and other office expenses incurred in connection with the operation, maintenance, or repair of the Property; (6) fees and other costs, including consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the operation, maintenance and repair of the Property; (7) management fees and expenses; (8) costs incurred in connection with a governmentally mandated transportation system management program or similar program and in contesting governmental enactments that may increase Operating Expenses; (9) costs of repairs to and maintenance of the Property and Building, including Building systems and appurtenances thereto and normal repair and replacement of worn-out equipment, facilities and installations, and maintenance and replacement of curbs and walkways, repair to roofs and re-roofing, subject to amortization as provided in section (16) below; (10) the cost of maintaining, repairing and replacing all landscaping elements, and all supplies, tools, equipment and materials; (11) fees and expenses for services provided to the Property, such as janitorial, window cleaning, extermination, rubbish removal, storm drainage, plumbing and other services and inspection or service contracts as may be necessary or proper for the operation, repair or maintenance of the Property; (12) costs of supplies, tools, materials, and equipment used in connection with the operation, maintenance or repair of the Property, including rental thereof; (13) accounting, legal and other professional fees and expenses; (14) fees and expenses for painting the exterior or common areas of the Building and the cost of maintaining and repairing the sidewalks, parking and other common areas of the Property; (15) costs and expenses for any utilities supplied by Landlord to the Property; (16) the cost of capital improvements, capital assets acquired by Landlord or other costs incurred in connection with the Property, provided, however, that the cost of such items shall be amortized with interest over the useful life of the capital item in question, as reasonably determined by Landlord (and only such amortized portion included in Operating Expenses each year); (17) the cost of any personal property provided by Landlord for use in common areas of the Building; (18) any expenses and costs resulting from compliance with any Legal Requirement applicable to the Property or any part thereof; (19) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services that do not constitute “Tax Expenses” as defined below; and (20) other costs and expenses commonly passed through as operating charges by landlords. Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not include the following: (i) depreciation on the Building or equipment or systems therein; (ii) debt service; (iii) rental under any ground or underlying lease; (iv) Tax Expenses (as defined below); (v) attorneys’ fees and expenses incurred in connection with lease negotiations with prospective Building tenants; (vi) the cost of decorating, improving for tenant occupancy, painting or redecorating portions of the Building to be demised to tenants; (vii) advertising; or (viii) real estate broker’s or other leasing commissions. If the Building is not fully occupied, costs that vary based on occupancy shall be adjusted to reflect a fully occupied Building.

c. Notice and Payment. In November of each calendar year during the term hereof, or as soon as practicable thereafter, Landlord shall give to Tenant notice of Landlord’s estimate of the Tax Expenses and Operating Expenses payable by Tenant pursuant to Paragraphs 7.a. and 7.b. above for such calendar year. On or before the first day of each month during each such subsequent calendar year, Tenant shall pay to Landlord one-twelfth (1/12th) of the estimated Tax Expenses and Operating Expenses; provided, however, that if Landlord’s notice is not given prior to the first day of any calendar year Tenant shall continue to pay Additional Rent on the basis of the prior year’s estimate until the month after Landlord’s notice is given. If at any time it appears to Landlord that the Additional Rent payable under this Lease will vary from Landlord’s estimate, Landlord may, by written notice to Tenant, revise its estimate for such year, and subsequent payments by Tenant for such year shall be based upon the revised estimate. On the first monthly payment date after any new estimate is delivered to Tenant, Tenant shall also pay any accrued cost increases based on such new estimate.

d. Annual Accounting. Within one hundred fifty (150) days after the close of each calendar year, or as soon after such one hundred fifty (150) day period as practicable, Landlord shall deliver to Tenant a statement of the Additional Rent payable under Paragraph 7.a. for such year and such statement shall be final and binding upon Tenant (except that the Tax Expenses included in such statement may be modified by any subsequent adjustment or retroactive application of Tax Expenses affecting the calculation of such Tax Expenses). If the annual statement shows that Tenant’s payments of Additional Rent for such calendar year pursuant to Paragraph 7.b. above exceeded Tenant’s obligations for the calendar year, Landlord shall credit the excess to the next succeeding installments of estimated Additional Rent (or, if the Lease has expired, pay Tenant the excess amount within thirty (30) days of delivery of the annual statement). If the annual statement shows that Tenant’s payments of Additional Rent for such calendar year pursuant to Paragraph 7.b. above were less than Tenant’s obligation for the calendar year, Tenant shall pay the deficiency to Landlord within ten (10) days after delivery of such statement.

e. Proration for Partial Lease Year. If this Lease terminates on a day other than the last day of a calendar year, the Additional Rent payable by Tenant pursuant to this Paragraph 7 applicable to the calendar year in which this Lease terminates shall be prorated on the basis that the number of days from the commencement of such calendar year to and including such termination date bears to three hundred sixty (360).

8. Use of Premises; Compliance with Law.

a. Use of Premises. Tenant shall use and occupy the Premises solely for the use set forth in Paragraph 2.f. above, and for no other use or purposes, in full compliance with all laws, codes, covenants and restrictions of record, regulations, orders, ordinances and insurance requirements (the “Legal Requirements”) at all times, including without limitation any zoning requirements (the “Permitted Use”). No residential use of any kind is permitted in the Premises.

b. Prohibited Activities. Tenant shall not do or suffer or permit anything to be done in or about the Premises, nor bring or keep anything therein, which would in any way subject Landlord, Landlord’s agents or the holder of any Superior Interest (as defined in Paragraph 21) to any liability, increase the premium rate of or affect any fire, casualty, liability, rent or other insurance relating to the Premises, or cause a cancellation of, or give rise to any defense by the insurer to any claim under, or conflict with, any policies for such insurance. Tenant use or suffer or permit the Premises to be used for any immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain, suffer or permit any nuisance in, on or about the Premises. Without limiting the foregoing, no loudspeakers or other similar device which can be heard outside the Premises shall, without the prior written approval of Landlord, be used in or about the Premises. Tenant shall not commit or suffer to be committed any waste in, to or about the Premises. Landlord may from time to time conduct fire and life safety training for Tenant, including evacuation drills and similar procedures. Tenant agrees to participate in such activities as reasonably requested by Landlord.

c. Compliance with Law. Tenant shall not do or permit anything to be done in or about the Premises which will in any way conflict with any Legal Requirement now in force or which may hereafter be enacted. Tenant, at its sole cost and expense, shall promptly comply with all such present and future Legal Requirements relating to the condition, use or occupancy of the Premises (including, without limitation, those regarding accessibility), and shall perform all work to the Premises required to effect such compliance (or, at Landlord’s election, Landlord may perform such work at Tenant’s cost). Notwithstanding the foregoing, however, Tenant shall not be required to perform any structural changes to the Premises unless such changes are related to or affected or triggered by (i) Tenant’s Alterations (as defined in Paragraph 9 below), (ii) Tenant’s particular use of the Premises, (iii) Tenant’s particular employees or employment practices, or (iv) the construction of initial improvements to the Premises, if any. The judgment of any court of competent jurisdiction or the admission of Tenant in an action against Tenant, whether or not Landlord is a party thereto, that Tenant has violated any Legal Requirement shall be conclusive of that fact as between Landlord and Tenant. Tenant shall immediately furnish Landlord with any notices received from any insurance company or governmental agency or inspection bureau regarding any unsafe or unlawful conditions within the Premises or the violation of any Legal Requirement. [Upon Landlord’s written request, Tenant shall deliver to Landlord, in form reasonably acceptable to Landlord, information relating to Tenant’s electricity consumption at the Premises or any other matter related to Tenant’s occupancy to the extent such requested information is required in order for Landlord to comply with reporting requirements imposed upon Landlord by any federal, state or local law regarding energy use or any other matter.]

d. Hazardous Materials. Tenant shall not cause or permit the storage, use, generation, release, handling or disposal (collectively, “Handling”) of any Hazardous Materials

(as defined below), in, on, or about the Premises by Tenant or any agents, employees, contractors, licensees, subtenants, customers, guests or invitees of Tenant (collectively with Tenant, “Tenant Parties” and each individually, a “Tenant Party”). Tenant shall immediately advise Landlord in writing of (a) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed, or threatened pursuant to any Hazardous Materials Laws relating to any Hazardous Materials affecting the Premises; and (b) all claims made or threatened by any third party against Tenant, Landlord, or the Premises relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from any Hazardous Materials on or about the Premises. Without Landlord’s prior written consent, Tenant shall not take any remedial action or enter into any agreements or settlements in response to the presence of any Hazardous Materials in, on, or about the Premises. Tenant shall be solely responsible for and shall indemnify, defend and hold Landlord and all other Indemnitees (as defined in Paragraph 14.b. below), harmless from and against all Claims (as defined in Paragraph 14.b. below), arising out of or in connection with, or otherwise relating to (i) any Handling of Hazardous Materials by any Tenant Party or Tenant’s breach of its obligations hereunder, or (ii) any removal, cleanup, or restoration work and materials necessary to return the Premises to their condition existing prior to the Handling of Hazardous Materials in, on or about the Premises by any Tenant Party. Tenant’s obligations under this paragraph shall survive the expiration or other termination of this Lease. For purposes of this Lease, “Hazardous Materials” means any explosive, radioactive materials, hazardous wastes, or hazardous substances, including without limitation asbestos containing materials, PCB’s, CFC’s, or substances defined as “hazardous substances” in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601-9657; the Hazardous Materials Transportation Act of 1975, 49 U.S.C. Section 1801-1812; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901-6987; or any other Legal Requirement regulating, relating to, or imposing liability or standards of conduct concerning any such materials or substances now or at any time hereafter in effect (collectively, “Hazardous Materials Laws”).

Notwithstanding the foregoing, Tenant shall be permitted to use normal quantities of cleaning products and supplies that are utilized by similar building tenants engaged in a business similar to Tenant’s, and consistent with the Permitted Use, provided such use is in strict compliance with all Legal Requirements, and that the Premises are surrendered free of any such products and supplies.

e. Applicability of Paragraph. The provisions of this Paragraph 8 are for the benefit of Landlord, the holder of any Superior Interest (as defined in Paragraph 21 below), and the other Indemnitees only and are not nor shall they be construed to be for the benefit of Tenant.

9. Alterations and Restoration.

a. Alterations. Tenant shall not make or permit to be made any alterations, modifications, additions, decorations or improvements to the Premises, or any other work whatsoever that would directly or indirectly involve the penetration or removal (whether permanent or temporary) of, or require access through, in, under, or above any floor, wall or ceiling, or surface or covering thereof in the Premises (collectively, “Alterations”), except as expressly provided in this Paragraph 9. If Tenant desires any Alteration, Tenant must obtain Landlord’s prior written approval of such Alteration.

b. Cost of Alterations. All Alterations shall be made at Tenant’s sole cost and expense (including the expense of complying with all present and future Legal Requirements, including those regarding asbestos, if applicable, and any other work required to be performed in other areas within or outside the Premises by reason of the Alterations). Tenant shall either (i) arrange for Landlord to perform the work on terms and conditions acceptable to Landlord and Tenant, each in its sole discretion or (ii) bid the project out to contractors approved by Landlord in writing in advance (which approval shall not be unreasonably withheld). Tenant shall provide Landlord with a copy of the information submitted to bidders at such time as the bidders receive their copy. Regardless of the contractors who perform the work pursuant to the above, Tenant shall pay Landlord on demand prior to or during the course of such construction an amount (the “Alteration Operations Fee”) equal to five percent (5%) of the total cost of the Alteration (and for purposes of calculating the Alteration Operations Fee, such cost shall include architectural and engineering fees, but shall not include permit fees) as compensation to Landlord for Landlord’s internal review of Tenant’s Plans and general oversight of the construction (which oversight shall be solely for the benefit of Landlord and shall in no event be a substitute for Tenant’s obligation to retain such project management or other services as shall be necessary to ensure that the work is performed properly and in accordance with the requirements of this Lease). Tenant shall also reimburse Landlord for Landlord’s expenses such as electrical energy consumed in connection with the work, freight elevator operation, additional cleaning expenses, additional security services, fees and charges paid to third party architects, engineers and other consultants for review of the work and the plans and specifications with respect thereto and to monitor contractor compliance with Premises construction requirements, and for other miscellaneous costs incurred by Landlord as result of the work. Upon the completion of an Alteration, Tenant shall notify Landlord in writing of the total cost of the Alteration.

c. Standards. All such work shall be performed diligently and in a first-class workmanlike manner and in accordance with plans and specifications approved by Landlord, and shall comply with all Legal Requirements and Landlord’s construction standards, procedures, conditions and requirements for the Premises as in effect from time to time (including Landlord’s requirements relating to insurance and contractor qualifications), a copy of which is available from Landlord upon request. In no event shall Tenant employ any person, entity or contractor to perform work in the Premises whose presence may give rise to a labor or other disturbance. Default by Tenant in the payment of any sums agreed to be paid by Tenant for or in connection with an Alteration (regardless of whether such agreement is pursuant to this Paragraph 9 or separate instrument) shall entitle Landlord to all the same remedies as for non-payment of rent hereunder. Any Alterations, including, without limitation, moveable partitions that are affixed to the Premises (but excluding moveable, free standing partitions) and all carpeting, shall at once become part of the Premises and the property of Landlord. Tenant shall give Landlord not less than five (5) days prior written notice of the date the construction of the Alteration is to commence. Landlord may post and record an appropriate notice of nonresponsibility with respect to any Alteration and Tenant shall maintain any such notices posted by Landlord in or on the Premises.

d. Removal. At Landlord’s sole election any or all Alterations made for or by Tenant shall be removed by Tenant from the Premises at the expiration or sooner termination of this Lease and the Premises shall be restored by Tenant to their condition prior to the making of the Alterations, ordinary wear and tear excepted. The removal of the Alterations and the restoration of the Premises shall be performed by a general contractor selected by Tenant and approved by Landlord, in which event Tenant shall pay the general contractor’s fees and costs in connection with such work. Any separate work letter or other agreement which is hereafter entered into between Landlord and Tenant pertaining to Alterations shall be deemed to automatically incorporate the terms of this Lease without the necessity for further reference thereto.

e. Communications and Computer Lines. Tenant may install, maintain, replace, remove or use any communications or computer wires and cables serving the Premises (collectively, the “Lines”), provided that (i) Tenant shall obtain Landlord’s prior written consent, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of this Paragraph 9, (ii) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Project, as determined in Landlord’s reasonable opinion, (iii) the Lines therefor (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, shall be surrounded by a protective conduit reasonably acceptable to Landlord, and shall be identified in accordance with the “Identification Requirements,” as that term is set forth hereinbelow, (iv) any new or existing Lines servicing the Premises shall comply with all applicable Legal Requirements, and (v) Tenant shall pay all costs in connection therewith. All Lines shall be clearly marked with adhesive plastic labels (or plastic tags attached to such Lines with wire) to show Tenant’s name, suite number, telephone number and the name of the person to contact in the case of an emergency (A) every four feet (4’) outside the Premises (specifically including, but not limited to, the electrical room risers and other common areas), and (B) at the Lines’ termination point(s) (collectively, the “Identification Requirements”). Landlord reserves the right, upon notice to Tenant prior to the expiration or earlier termination of this Lease, to require that Tenant, at Tenant’s sole cost and expense, remove any Lines located in or serving the Premises prior to the expiration or earlier termination of this Lease.

10. Repair and Capital Expenditures.

a. Tenant Obligations. By taking possession of the Premises, Tenant agrees that the Premises are in good condition and repair, subject Paragraph 4 above. Tenant, at Tenant’s sole cost and expense, throughout the Lease Term shall maintain and keep the non-structural portions of the Premises and every part thereof (including without limitation the interior walls and ceilings of the Building, plate glass, fixtures and Building Systems (except as otherwise provided in Paragraph 10.b.), interior improvements (including lighting and bulb replacement), doors and loading doors and docks, if any) in good condition and repair, replacing worn elements as required. Tenant shall repair the structural elements of the Building if such repair is necessitated by the negligence or misconduct of Tenant or any Tenant Parties, Tenant’s specific use of the Premises or employees, or any Alterations. Tenant waives all rights to make repairs at the expense of Landlord as provided by any Legal Requirement now or hereafter in effect. It is specifically understood and agreed that, except as specifically set forth in this Lease, Landlord has no obligation and has made no promises to alter, remodel, improve, repair, replace, decorate or paint the Premises or any part thereof, and that no representations respecting the condition of the Premises or the Building have been made by Landlord or its representatives to Tenant. Tenant hereby waives the provisions of California Civil Code Sections 1932(1), 1941 and 1942 and of any similar Legal Requirement now or hereafter in effect.

b. Landlord Obligations. Landlord shall be responsible for keeping the following parts of the Premises in good condition and repair, whether through repair or replacement (as determined by Landlord in is sole discretion): (i) the exterior roof and roof membrane (but Tenant shall be responsible for minor roofing repairs costing less than $1,500 each); (ii) the Building structural elements, except where Tenant is obligated to repair and replace same pursuant to Paragraph 10.a. above; (iii) the landscaping, sidewalks and parking areas; and (iv) at Landlord’s option, any areas that would be common areas if the Property were occupied by multiple tenants (including without limitation (including graffiti removal and exterior painting). Notwithstanding anything in Paragraph 10.a. to the contrary, to the extent that the cost of repairing any Building System costs in excess of 50% of the cost of replacing such Building System, and so long as (i) Tenant has maintained the Service Contracts and complied with the maintenance requirements pursuant to Paragraph 17.c., and (ii) the repair or replacement is not necessitated by the negligence or misconduct of Tenant and the Tenant Parties, then Landlord shall arrange and pay for such repair or maintenance, as determined by Landlord, and Tenant shall reimburse Landlord for fifty percent (50%) of the cost thereof within thirty (30) days of demand. All costs paid by Landlord pursuant to this Paragraph 10.b. shall be “Operating Expenses”. If any capital expenditure is required in the last year of the Term, and cost is reasonably determined by Landlord to be in excess of two (2) months Monthly Rent, then Landlord may terminate this Lease on sixty (60) days prior written notice to Tenant in lieu of making such repair or replacement.

11. Abandonment. Tenant shall not vacate or abandon the Premises or any part thereof at any time during the Term hereof. Tenant understands that if Tenant leaves the Premises or any part thereof vacant, the risk of fire, other casualty and vandalism to the Premises will be increased. Accordingly, such action by Tenant shall constitute an Event of Default hereunder regardless of whether Tenant continues to pay Monthly Rent and Additional Rent under this Lease. Upon the expiration or earlier termination of this Lease, or if Tenant abandons, vacates or surrenders all or any part of the Premises or is dispossessed of the Premises by process of law, or otherwise, any movable furniture, equipment, trade fixtures, or other personal property belonging to Tenant and left on the Premises shall at the option of Landlord be deemed to be abandoned and, whether or not the property is deemed abandoned, Landlord shall have the right to remove such property from the Premises and charge Tenant for the removal and any restoration of the Premises as provided in Paragraph 9. Landlord may charge Tenant for the storage of Tenant’s property left on the Premises at such rates as Landlord may from time to time reasonably determine, or Landlord may, at its option, store Tenant’s property in a public warehouse at Tenant’s expense. Notwithstanding the foregoing, neither the provisions of this Paragraph 11 nor any other provision of this Lease shall impose upon Landlord any obligation to care for or preserve any of Tenant’s property left upon the Premises, and Tenant hereby waives and releases Landlord from any claim or liability in connection with the removal of such property from the Premises and the storage thereof and specifically waives the provisions of California Civil Code Section 1542 with respect to such release. Landlord’s action or inaction with regard to the provisions of this Paragraph 11 shall not be construed as a waiver of Landlord’s right to require Tenant to remove its property, restore any damage to the Premises caused by such removal, and make any restoration required pursuant to Paragraph 9 above.

12. Liens. Tenant shall not permit any mechanic’s, materialman’s or other liens arising out of work performed at the Premises by or on behalf of Tenant to be filed against the fee of the Premises nor against Tenant’s interest in the Premises. Landlord shall have the right to post and keep posted on the Premises any notices which it deems necessary for protection from such liens. If any such liens are filed, Landlord may, upon ten (10) days’ written notice to Tenant, without waiving its rights based on such breach by Tenant and without releasing Tenant from any obligations hereunder, pay and satisfy the same and in such event the sums so paid by Landlord shall be due and payable by Tenant immediately without notice or demand, with interest from the date paid by Landlord through the date Tenant pays Landlord, at the Interest Rate. Tenant agrees to indemnify, defend and hold Landlord and the other Indemnitees (as defined in Paragraph 14.b. below) harmless from and against any Claims (as defined in Paragraph 14.b. below) for mechanics’, materialmen’s or other liens in connection with any Alterations, repairs or any work performed, materials furnished or obligations incurred by or for Tenant.

13. Assignment and Subletting.

a. Landlord’s Consent. Landlord’s and Tenant’s agreement with regard to Tenant’s right to transfer all or part of its interest in the Premises is as expressly set forth in this Paragraph 13. Tenant agrees that, except upon Landlord’s prior written consent, which consent shall not (subject to Landlord’s rights under Paragraph 13.e. below) be unreasonably withheld, neither this Lease nor all or any part of the leasehold interest created hereby shall, directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, be assigned, mortgaged, pledged, encumbered or otherwise transferred by Tenant or Tenant’s legal representatives or successors in interest (collectively, an “assignment”) and neither the Premises nor any part thereof shall be sublet or be used or occupied for any purpose by anyone other than Tenant (collectively, a “sublease”). Any assignment or subletting without Landlord’s prior written consent shall, at Landlord’s option, be void and shall constitute an Event of Default entitling Landlord to terminate this Lease and to exercise all other remedies available to Landlord under this Lease and at law.

The parties hereto agree and acknowledge that, among other circumstances for which Landlord may reasonably withhold its consent to an assignment or sublease, it shall be reasonable for Landlord to withhold its consent where: (i) any one or more of the proposed assignee’s or subtenant’s net worth, character, reputation, credit history, business or proposed use is unacceptable to Landlord in Landlord’s sole discretion; (ii) the proposed assignee or subtenant is either a governmental agency or an instrumentality of one; (iii) the proposed assignee’s or subtenant’s intended use of the Premises is inconsistent with the agreed use or will materially and adversely affect Landlord’s interest; (iv) the proposed assignee’s or subtenant’s financial condition is or may be inadequate to support the obligations of such transferee under the Lease; (v) the transfer would cause Landlord to violate another lease or agreement to which Landlord is a party; (vi) the proposed assignee or subtenant is negotiating with Landlord to lease space in another property owned by Landlord, or has negotiated with Landlord during the six (6) months immediately preceding the transfer notice; (vii) the proposed assignee or subtenant is an entity or related to an entity with whom Landlord or any affiliate of Landlord has had adverse dealings; or (viii) as of the date Tenant requests Landlord’s consent or as of the date Landlord responds thereto, a breach or default by Tenant under this Lease shall have occurred and be continuing. Landlord’s foregoing rights and options shall continue throughout the entire Term of this Lease.

For purposes of this Paragraph 13, the following events shall be deemed an assignment or sublease, as appropriate: (i) the issuance of equity interests (whether stock, partnership interests or otherwise) in Tenant or any subtenant or assignee, or any entity controlling any of them, to any person or group of related persons, in a single transaction or a series of related or unrelated transactions, such that, following such issuance, such person or group shall have Control (as defined below) of Tenant or any subtenant or assignee; (ii) a transfer of Control of Tenant or any subtenant or assignee, or any entity controlling any of them, in a single transaction or a series of related or unrelated transactions (including, without limitation, by consolidation, merger, acquisition or reorganization), except that the transfer of outstanding capital stock or other listed equity interests by persons or parties other than “insiders” within the meaning of the Securities Exchange Act of 1934, as amended, through the “over-the-counter” market or any recognized national or international securities exchange, shall not be included in determining whether Control has been transferred; (iii) a reduction of Tenant’s assets to the point that this Lease is substantially Tenant’s only asset; (iv) a change or conversion in the form of entity of Tenant, any subtenant or assignee, or any entity controlling any of them, which has the effect of limiting the liability of any of the partners, members or other owners of such entity; or (v) the agreement by a third party to assume, take over, or reimburse Tenant for, any or all of Tenant’s obligations under this Lease, in order to induce Tenant to lease space with such third party. “Control” shall mean direct or indirect ownership of fifty percent (50%) or more of all of the voting stock of a corporation or fifty percent (50%) or more of the legal or equitable interest in any other business entity, or the power to direct the operations of any entity (by equity ownership, contract or otherwise).

If this Lease is assigned, whether or not in violation of the terms of this Lease, Landlord shall collect rent directly from the assignee. If the Premises or any part thereof is sublet, Landlord may, upon an Event of Default by Tenant hereunder, collect rent from the subtenant. In either event, Landlord may apply the amount collected from the assignee or subtenant to Tenant’s monetary obligations hereunder.

The consent by Landlord to an assignment or subletting hereunder shall not relieve Tenant or any assignee or subtenant from the requirement of obtaining Landlord’s express prior written consent to any other or further assignment or subletting. In no event shall any subtenant be permitted to assign its sublease or to further sublet all or any portion of its subleased premises without Landlord’s prior written consent, which consent may be withheld by Landlord in its sole and absolute discretion. Neither an assignment or subletting nor the collection of rent by Landlord from any person other than Tenant, nor the application of any such rent as provided in this Paragraph 13.a. shall be deemed a waiver of any of the provisions of this Paragraph 13.a. or release Tenant from its obligation to comply with the provisions of this Lease and Tenant shall remain fully and primarily liable for all of Tenant’s obligations under this Lease. If Landlord approves of an assignment or subletting hereunder and this Lease contains any renewal options, such options shall not run to the subtenant or assignee, it being agreed by the parties hereto that any such rights and options are personal to the Tenant originally named herein and may not be transferred.

b. Right of Recapture. If Tenant desires to assign this Lease or sublet any or all of the Premises, Tenant shall give Landlord written notice (the “Transfer Notice”) at least sixty (60) days prior to the anticipated effective date of the proposed assignment or sublease, which shall contain all of the information reasonably requested by Landlord to address Landlord’s decision criteria specified above. Landlord shall then have a period of thirty (30) days following receipt of the Transfer Notice to notify Tenant in writing that Landlord elects either: (i) to terminate this Lease as to the space so affected as of the date so requested by Tenant; or (ii) to consent to the proposed assignment or sublease, subject, however, to Landlord’s prior written consent of the proposed assignee or subtenant and of any related documents or agreements associated with the assignment or sublease.

If Landlord exercises its right to recapture the Premises, this Lease shall terminate, as to that portion of the Premises subject to the request for transfer, on the date that the proposed transfer would otherwise be effective, and Tenant’s Monthly Rent and Additional Rent shall be adjusted. Landlord may enter into a direct lease with such proposed transferee, or with any other party, and Tenant waives all objections thereto. Landlord shall not be liable for any broker commissions in connection with its recapture.

c. Processing Expenses. Tenant shall pay to Landlord, as Landlord’s cost of processing each proposed assignment or subletting, an amount equal to the sum of (i) Landlord’s reasonable attorneys’ and other professional fees, plus (ii) the sum of Five Hundred Dollars ($500.00) for the cost of Landlord’s administrative, accounting and clerical time (collectively, “Processing Costs”), and the amount of all direct and indirect costs and expenses incurred by Landlord arising from the assignee or subtenant taking occupancy of the subject space (including, without limitation, costs of freight elevator operation for moving of furnishings and trade fixtures, security service, janitorial and cleaning service, and rubbish removal service). Notwithstanding anything to the contrary herein, Landlord shall not be required to process any request for Landlord’s consent to an assignment or subletting until Tenant has paid to Landlord the amount of Landlord’s estimate of the Processing Costs and all other direct and indirect costs and expenses of Landlord and its agents arising from the assignee or subtenant taking occupancy. Notwithstanding the foregoing, provided that neither the Tenant nor the proposed subtenant or assignee requests substantial changes to Landlord’s standard form of consent in connection with the proposed assignment or sublease, the legal fees charged to Tenant pursuant to this Paragraph 13.c. shall not exceed Five Thousand Dollars ($5,000.00) for any single proposed assignment or sublease.

d. Consideration to Landlord. In the event of any assignment or sublease, whether or not requiring Landlord’s consent, Landlord shall be entitled to receive, as additional rent hereunder, fifty percent (50%) of any consideration (including, without limitation, payment for leasehold improvements) paid by the assignee or subtenant for the assignment or sublease, less any reasonable and documented brokerage fees and legal costs and expenses paid by Tenant solely with respect to such assignment or sublease, and, in the case of a sublease, fifty percent (50%) of the excess of the amount of rent paid for the sublet space by the subtenant over the amount of Monthly Rent under Paragraph 5 above and Additional Rent, less any documented and reasonable costs and expenses paid by Tenant solely with respect to such sublet. To effect the foregoing, Tenant shall deduct from the monthly amounts received by Tenant from the subtenant or assignee as rent or consideration, (1) the Monthly Rent and Additional Rent payable by Tenant to Landlord for the subject space, and (2) any documented and reasonable costs and expenses paid by Tenant solely with respect to such sublet, amortized on a straight line basis over the term of such assignment or sublease, and such amount shall be paid promptly to Landlord each month at the time Monthly Rent is paid. Upon Landlord’s request, Tenant shall assign to Landlord all amounts to be paid to Tenant by any such subtenant and that belong to Landlord and shall direct such subtenant to pay the same directly to Landlord. If there is more than one sublease under this Lease, the amounts (if any) to be paid by Tenant to Landlord pursuant to this Paragraph 13.d. shall be separately calculated for each sublease and amounts due Landlord with regard to any one sublease may not be offset against rental and other consideration pertaining to or due under any other sublease. In the event of an assignment, Monthly Rent and Additional Rent shall be paid directly to Landlord, at Landlord’s option.

e. Procedures. If Tenant desires to assign this Lease or any interest therein or sublet all or part of the Premises, Tenant shall give Landlord written notice thereof and the terms proposed (the “Sublease Notice”), which Sublease Notice, shall be accompanied by Tenant’s proposed assignment or sublease agreement (in which the proposed assignee or subtenant shall be named, shall be executed by Tenant and the proposed assignee or subtenant, and which agreement shall otherwise meet the requirements of Paragraph 13.e. below), together with a current financial statement of such proposed assignee or subtenant and any other information reasonably requested by Landlord. Landlord shall have the prior right and option (to be exercised by written notice to Tenant given within thirty (30) days after receipt of Tenant’s notice) (i) in the case of any proposed sublet, to sublet from Tenant any portion of the Premises proposed by Tenant to be sublet, for the term for which such portion is proposed to be sublet, but at the lesser of the proposed sublease rent or the same rent (including Additional Rent as provided for in Paragraph 7 above) as Tenant is required to pay to Landlord under this Lease for the same space, computed on a pro rata square footage basis; provided, however, that if the portion of the Premises proposed by Tenant to be sublet consists of space on more than one floor of the Building, Landlord may exercise (or not exercise) its sublet option under this clause (i) separately as to the proposed sublet space on each such floor, (ii) to terminate this Lease in its entirety (in the case of any proposed assignment) or as it pertains to the portion of the Premises so proposed by Tenant to be sublet (in the case of any proposed sublet); provided, however, that if the portion of the Premises proposed by Tenant to be sublet consists of space on more than one floor of the Building, Landlord may exercise (or not exercise) its termination option under this clause (ii) separately as to the proposed sublet space on each such floor, or (iii) to approve or reasonably disapprove the proposed assignment or sublease. If Landlord exercises its option in (i), above, then Landlord may, at Landlord’s sole cost, construct improvements in the subject space and, so long as the improvements are suitable for general office purposes, Landlord shall have no obligation to restore the subject space to its original condition following the termination of the sublease (and in no event shall Tenant have any removal or restoration obligation with respect to any improvements constructed in the subject space by Landlord). If Landlord fails to exercise any such option to sublet or to terminate, this shall not be construed as or constitute a waiver of any of the provisions of Paragraphs 13.a., b., c., d. or e. herein. If Landlord exercises any option to sublet or to terminate, any costs of demising the portion of the Premises affected by such subleasing or termination shall be borne by Tenant. In addition, Landlord shall have no liability for any real estate brokerage commission(s) or with respect to any of the costs and expenses that Tenant may have incurred in connection with its proposed assignment or subletting, and Tenant agrees to indemnify, defend and hold Landlord and all other Indemnitees harmless from and against any and all Claims (as defined in Paragraph 14.b. below), including, without limitation, claims for commissions, arising from such proposed assignment or subletting. Landlord’s foregoing rights and options shall continue throughout the entire Term of this Lease.

f. Documentation. No permitted assignment or subletting by Tenant shall be effective until there has been delivered to Landlord a fully executed counterpart of the assignment or sublease which expressly provides that (i) the assignee or subtenant may not further assign this Lease or the sublease, as applicable, or sublet the Premises or any portion thereof, without

Landlord’s prior written consent (which, in the case of a further assignment proposed by an assignee of this Lease, shall not be unreasonably withheld, subject to Landlord’s rights under the provisions of this Paragraph 13, and in the case of a subtenant’s assignment of its sublease or further subletting of its subleased premises or any portion thereof, may be withheld in Landlord’s sole and absolute discretion), (ii) the assignee or subtenant will comply with all of the provisions of this Lease, and Landlord may enforce the Lease provisions directly against such assignee or subtenant, (iii) in the case of an assignment, the assignee assumes all of Tenant’s obligations under this Lease arising on or after the date of the assignment, and (iv) in the case of a sublease, the subtenant agrees to be and remain jointly and severally liable with Tenant for the payment of rent pertaining to the sublet space in the amount set forth in the sublease, and for the performance of all of the terms and provisions of this Lease applicable to the sublet space. In addition to the foregoing, no assignment or sublease by Tenant shall be effective until there has been delivered to Landlord a fully executed counterpart of Landlord’s consent to assignment or consent to sublease form. The failure or refusal of a subtenant or assignee to execute any such instrument shall not release or discharge the subtenant or assignee from its liability as set forth above. Notwithstanding the foregoing, however, no subtenant or assignee shall be permitted to occupy the Premises or any portion thereof unless and until such subtenant or assignee provides Landlord with certificates evidencing that such subtenant or assignee is carrying all insurance coverage required of such subtenant or assignee under this Lease.

g. No Merger. Without limiting any of the provisions of this Paragraph 13, if Tenant has entered into any subleases of any portion of the Premises, the voluntary or other surrender of this Lease by Tenant, or a mutual cancellation by Landlord and Tenant, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies or, at the option of Landlord, operate as an assignment to Landlord of any or all such subleases or subtenancies. If Landlord does elect that such surrender or cancellation operate as an assignment of such subleases or subtenancies, Landlord shall in no way be liable for any previous act or omission by Tenant under the subleases or for the return of any deposit(s) under the subleases that have not been actually delivered to Landlord, nor shall Landlord be bound by any sublease modification(s) executed without Landlord’s consent or for any advance rental payment by the subtenant in excess of one month’s rent.

14. Indemnification of Landlord.

a. Landlord and the holders of any Superior Interests (as defined in Paragraph 21 below) shall not be liable to Tenant and Tenant hereby waives all claims against such parties for any loss, injury or other damage to person or property in or about the Premises or the Real Property from any cause whatsoever, including without limitation, water leakage of any character from the roof, walls, basement, fire sprinklers, appliances, air conditioning, plumbing or other portion of the Premises or the Real Property, or gas, fire, explosion, falling plaster, steam, electricity, or any malfunction within the Premises or the Real Property, or acts of other tenants of the Building; provided, however, that, subject to Paragraph 16 below and to the provisions of Paragraph 28 below regarding exculpation of Landlord from Special Claims, the foregoing waiver shall be inapplicable to any loss, injury or damage resulting directly from Landlord’s gross negligence or willful misconduct. Tenant acknowledges that from time to time throughout the Term of this Lease, construction work may be performed in and about the Premises by Landlord, contractors of Landlord, or other tenants or their contractors, and that such construction work may result in noise and disruption to Tenant’s business. In addition to and without limiting the foregoing waiver or any other provision of this Lease, Tenant agrees that Landlord shall not be liable for, and Tenant expressly waives and releases Landlord and the other Indemnitees (as defined in Paragraph 14.b. below) from any Claims (as defined in Paragraph 14.b. below), including without limitation, any and all consequential damages or interruption or loss of business, income or profits, or claims of actual or constructive eviction or for abatement of rental, arising or alleged to be arising as a result of any such construction activity.

b. Tenant shall hold Landlord and the holders of any Superior Interest, and the constituent shareholders, partners or other owners thereof, and all of their agents, contractors, servants, officers, directors, employees and licensees (collectively with Landlord, the “Indemnitees”) harmless from and indemnify the Indemnitees against any and all claims, liabilities, damages, costs and expenses, including reasonable attorneys’ fees and costs incurred in defending against the same (collectively, “Claims”), to the extent arising from (a) the acts or omissions of Tenant or any other Tenant Parties (as defined in Paragraph 8.c. above) in, on or about the Real Property, or (b) any construction or other work undertaken by or on behalf of Tenant in, on or about the Premises, whether prior to or during the Term of this Lease, or (c) any breach or Event of Default under this Lease by Tenant, or (d) any accident, injury or damage, howsoever and by whomsoever caused, to any person or property, occurring in, on or about the Premises; except to the extent such Claims are caused directly by the gross negligence or willful misconduct of Landlord or its authorized representatives. In case any action or proceeding be brought against any of the Indemnitees by reason of any such Claim, Tenant, upon notice from Landlord, covenants to resist and defend at Tenant’s sole expense such action or proceeding by counsel reasonably satisfactory to Landlord. The provisions of this Paragraph 14.b. shall survive the expiration or earlier termination of this Lease with respect to any injury, illness, death or damage occurring prior to such expiration or termination.

15. Insurance.

a. Tenant’s Insurance. Tenant shall, at Tenant’s expense, maintain during the Term of this Lease (and, if Tenant occupies or conducts activities in or about the Premises prior to or after the Term hereof, then also during such pre-Term or post-Term period): (i) commercial general liability insurance including contractual liability coverage, with minimum coverages of Two Million Dollars ($2,000,000.00) per occurrence combined single limit for bodily injury and property damage, Two Million Dollars ($2,000,000.00) for products-completed operations coverage, Five Hundred Thousand Dollars ($500,000.00) damage to rented premises (each occurrence), Two Million Dollars ($2,000,000.00) for personal and advertising injury, with a Five Million Dollar ($5,000,000.00) general aggregate limit, for injuries to, or illness or death of, persons and damage to property occurring in or about the Premises or otherwise resulting from Tenant’s operations in the Premises, provided that the foregoing coverage amounts may be provided through any combination of primary and umbrella/excess coverage policies, (ii) property insurance protecting Tenant against loss or damage by fire and such other risks as are insurable under then-available standard forms of “special form” (previously known as “all risk”) insurance policies (excluding earthquake and flood but including water damage and earthquake sprinkler leakage), covering Tenant’s personal property and trade fixtures in or about the Premises or the Real Property, and any above Building standard Alterations installed in the Premises by or at the request of Tenant (including those installed by Landlord at Tenant’s request, whether prior or subsequent to the commencement of the Lease Term), for the full replacement value thereof without deduction for depreciation; (iii) workers’ compensation insurance in statutory limits, with employer’s liability in the amount, if any, required by law but in no event less than $500,000 per occurrence; (iv) at least twelve months’ coverage for loss of business income and continuing expenses, providing protection against any peril included within the classification “special form” insurance, excluding earthquake and flood but including water damage and earthquake sprinkler leakage; and (v) if Tenant operates owned, leased or non-owned vehicles on the Real Property, comprehensive automobile liability insurance with a minimum coverage of Two Million Dollars ($2,000,000.00) per occurrence, combined single limit; provided that the foregoing coverage amount may be provided through any combination of primary and umbrella/excess coverage policies. In no event shall any insurance maintained by Tenant hereunder or required to be maintained by Tenant hereunder be deemed to limit or satisfy Tenant’s indemnification or other obligations or liability under this Lease. Landlord reserves the right to increase the foregoing amount of liability coverage from time to time as Landlord reasonably determines is required to adequately protect Landlord and the other parties designated by Landlord from the matters insured thereby (provided, however, that Landlord makes no representation that the limits of liability required hereunder from time to time shall be adequate to protect Tenant), and to require that Tenant cause any of its contractors, vendors, movers or other parties conducting activities in or about or occupying the Premises to obtain and maintain insurance as reasonably determined by Landlord and as to which Landlord and such other parties designated by Landlord shall be additional insureds.

b. Policy Form. Each insurance policy required pursuant to Paragraph 15.a. above shall be issued by an insurance company authorized to do business in the State of California and be rated by AM Best not lower than A-VIII. Tenant shall provide Landlord with not less than thirty (30) days’ prior written notice if an insurance policy obtained by Tenant hereunder is materially changed, cancelled or will be allowed to lapse, and not less than ten (10) days’ prior written notice for such event if due to non-payment of premium. If any of the above policies are subject to deductibles in excess of $15,000.00, the deductible amounts shall not exceed amounts approved in advance in writing by Landlord. The liability policies and any umbrella/excess coverage policies carried pursuant to clauses (i) and (v) of Paragraph 15.a. above shall (i) name Landlord and all the other Indemnitees and any other parties designated by Landlord as additional insureds and (ii) provide that the policy and the coverage provided shall be primary and noncontributory with respect to polices carried by Landlord and provide a severability of interests clause. The property insurance policy carried under item (ii) of Paragraph 15.a. above shall include all waiver of subrogation rights endorsements necessary to affect the provisions of Paragraph 16 below. Each such insurance policy required of Tenant pursuant to this Paragraph 15, or a certificate thereof, shall be delivered to Landlord by Tenant on or before the effective date of such policy and thereafter Tenant shall deliver to Landlord renewal policies or certificates at least five (5) days prior to the expiration dates of expiring policies. If Tenant fails to procure such insurance or to deliver such policies or certificates, Landlord may, at its option, procure the same for Tenant’s account, and the cost thereof shall be paid to Landlord by Tenant upon demand. Landlord may at any time, and from time to time, inspect and/or copy any and all insurance policies required by this Lease.

c. No Implication. Nothing in this Paragraph 15 shall be construed as creating or implying the existence of (i) any ownership by Tenant of any fixtures, additions, Alterations, or improvements in or to the Premises or (ii) any right on Tenant’s part to make any addition, Alteration or improvement in or to the Premises.

d. Landlord’s Insurance. Landlord shall maintain such insurance as it determines to be reasonable and necessary, or as required by any Superior Interest holder, which shall include liability coverage and property damage coverage, and may include other coverage(s) consistent with the foregoing, including without limitation rental value coverage insuring the loss of full rent.

16. Mutual Waiver of Subrogation Rights. Each party hereto hereby releases the other respective party and, in the case of Tenant as the releasing party, the other Indemnitees, and the respective partners, shareholders, agents, employees, officers, directors and authorized representatives of such released party, from any claims such releasing party may have for damage to the Real Property, Building, the Premises or any of such releasing party’s fixtures, personal property, improvements and alterations in or about the Premises, the Building or the Real Property that is caused by or results from risks insured against under any “special form” insurance policies actually carried by such releasing party or deemed to be carried by such releasing party; provided, however, that such waiver shall be limited to the extent of the net insurance proceeds payable by the relevant insurance company with respect to such loss or damage (or in the case of deemed coverage, the net proceeds that would have been payable). For purposes of this Paragraph 16, Tenant shall be deemed to be carrying any of the insurance policies required pursuant to Paragraph 15 but not actually carried by Tenant, and Landlord shall be deemed to carry standard fire and extended coverage policies on the Real Property. Each party hereto shall cause each such fire and extended coverage insurance policy obtained by it to provide that the insurance company waives all rights of recovery by way of subrogation against the other respective party and the other released parties in connection with any matter covered by such policy.

17. Utilities and Services; Parking.

a. Tenant Utilities. Tenant shall directly arrange for and pay prior to delinquency for all electricity, water, internet, phone and other utilities required or desired at the Premises. To the extent water and sewage is not separately metered to the Premises, Landlord shall provide such utility (subject to Legal Requirements) and Tenant shall pay Landlord for Tenant’s share of such utility usage, as reasonably determined by Landlord, within thirty (30) days of demand by Landlord.

b. Utility Connections. Tenant shall not connect or use any apparatus or device in the Premises (i) using current in excess of 110 volts, or (ii) which would exceed the capacity of the existing panel or transformer serving the Premises. Tenant shall not connect with electric current (except through existing outlets in the Premises or such additional outlets as may be installed in the Premises as part of initial improvements or Alterations approved by Landlord), or water pipes, any apparatus or device for the purpose of using electrical current or water. Landlord will not permit additional coring or channeling of the floor of the Premises in order to install new electric outlets in the Premises unless Landlord is satisfied, on the basis of such information to be supplied by Tenant at Tenant’s expense, that coring and/or channeling of the floor in order to install such additional outlets will not weaken the structure of the floor.

c. Service Contracts. Tenant, at Tenant’s sole cost, shall procure and maintain throughout the Term service contracts in customary form and otherwise reasonably acceptable to Landlord (copies of which shall be delivered to Landlord upon execution by Tenant) with qualified contractors reasonably acceptable to Landlord for the following items at the Premises (the “Service Contracts”): (i) HVAC equipment (providing for inspections, filter changing, and maintenance at least 4 times per year, as well as minor repairs, and Tenant shall promptly deliver to Landlord evidence from the contractor that such maintenance visits were completed); (ii) boiler and pressure vessels, if any, (iii) life safety system, including fire alarms, sprinklers and smoke detection systems (providing for maintenance and inspections at least 2 times per year as well as minor repairs, and Tenant shall promptly deliver to Landlord evidence from the applicable contractor that such maintenance visits were completed); (iv) landscaping irrigation systems, if any; and (v) clarifiers, if any. Landlord reserves the right, upon notice to Tenant, to procure any or all such Service Contracts, in which event Tenant shall reimburse Landlord for the cost thereof within thirty (30) days of demand.

d. Interruption of Services. In the event of an interruption in any service or utility serving the Premises for any reason, such interruption shall not constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including, but not limited to, liability for consequential damages or loss of business by Tenant, or entitle Tenant to any abatement or offset of Monthly Rent, Additional Rent or any other amounts due from Tenant under this Lease. Tenant hereby waives the provisions of California Civil Code Section 1932(1) or any other applicable existing or future Legal Requirement permitting the termination of this Lease due to such interruption, failure or inability.

e. Governmental Certification. Tenant shall, upon Landlord’s written request, deliver to Landlord information relating to the Premises and its utility consumption to the extent necessary for Landlord to comply with any Legal Requirements, which information shall be in such detail form as Landlord may reasonably require.

f. Janitorial Services. Tenant shall maintain the Premises in a clean and sanitary condition appropriate for a first class building and shall be responsible for providing janitorial services to the Premises at Tenant’s sole cost and expense, including exterior portions of the Premises to provide landscaping services, trash removal as needed, window washing as needed and graffiti removal. Tenant shall comply with Landlord’s rules and procedures concerning temporary storage of refuse and the time and manner of disposal thereof in the designated areas of the Building. If Landlord determines that the Premises are not being maintained in accordance with the foregoing standards, Landlord may notify Tenant, specifying in reasonable detail the basis for Landlord’s determination that Tenant’s janitorial services are inadequate, and if Tenant fails to promptly cure following delivery of such notice, then Landlord shall have the right to provide janitorial services to the Premises, at Tenant’s sole cost and expense. In addition, Tenant shall procure and maintain during the Term of this Lease, at Tenant’s sole cost and expense, a contract providing for extermination services to the Premises as frequently is necessary, as reasonably determined by the contractor providing the services. Tenant shall submit such contract to Landlord upon Landlord’s request.

g. Parking. During the Term of this Lease, Tenant shall have the right to use the parking serving the Premises. Tenant shall maintain and repair the parking, as needed.

Landlord shall not be required to “police” the parking areas. Landlord shall not be liable for any loss, injury or damage to persons using any Premises parking areas, or automobiles or other property therein, it being agreed that, to the fullest extent permitted by law, the use of any parking shall be at the sole risk of Tenant and its employees, agents and invitees. Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the use of the parking by Tenant.

18. Personal Property and Other Taxes. Tenant shall pay, at least ten (10) days before delinquency, any and all taxes, fees, charges or other governmental impositions levied or assessed against Landlord or Tenant (a) upon Tenant’s equipment, furniture, fixtures, improvements and other personal property (including carpeting installed by Tenant) located in the Premises, (b) by virtue of any Alterations made by Tenant to the Premises, and (c) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. If any such fee, charge or other governmental imposition is paid by Landlord, Tenant shall reimburse Landlord for Landlord’s payment upon demand.

19. Rules and Regulations. Tenant shall comply with the rules and regulations set forth on Exhibit B attached hereto, as such rules and regulations may be modified or amended by Landlord from time to time (the “Rules and Regulations”). Landlord shall not be responsible to Tenant for the nonperformance or noncompliance by any other person or entity of the Rules and Regulations. In the event of any conflict between the Rules and Regulations and the balance of this Lease, the balance of this Lease shall control.

20. Surrender; Holding Over.

a. Surrender. Upon the expiration or other termination of this Lease, Tenant shall surrender the Premises to Landlord vacant and broom-clean, with all improvements and Alterations (except as provided below) in their original condition, except for reasonable wear and tear, damage from casualty or condemnation and any changes resulting from approved Alterations; provided, however, that prior to the expiration or termination of this Lease Tenant shall remove from the Premises any Alterations that Tenant is required by Landlord to remove under the provisions of this Lease, and all of Tenant’s personal property (including, without limitation, all voice and data cabling) and trade fixtures, and, at Landlord’s sole election, any other improvements, whether installed by Landlord or Tenant, that are of a type or quantity that would not be installed by or for a typical tenant using space for general office purposes, or are otherwise nonstandard. If such removal is not completed at the expiration or other termination of this Lease, Landlord may remove the same at Tenant’s expense. Any damage to the Premises or the Building caused by such removal shall be repaired promptly by Tenant (including the patching or repairing of ceilings and walls) or, if Tenant fails to do so, Landlord may do so at Tenant’s expense. The removal of Alterations from the Premises shall be governed by Paragraph 9 above. Tenant’s obligations under this paragraph shall survive the expiration or other termination of this Lease. Upon expiration or termination of this Lease or of Tenant’s possession, Tenant shall surrender all keys to the Premises or any other part of the Building and shall make known to Landlord the combination of locks on all safes, cabinets and vaults that may be located in the Premises.

b. Holding Over. If Tenant remains in possession of the Premises after the expiration or earlier termination of this Lease with the express written consent of Landlord,

Tenant’s occupancy shall be a month-to-month tenancy at a rent agreed upon by Landlord and Tenant, but in no event less than the greater of (i) one hundred fifty percent (150%) of the Monthly Rent and Additional Rent payable under this Lease during the last full month prior to the date of the expiration of this Lease or (ii) the then fair market rental (as reasonably determined by Landlord) for the Premises. Except as provided in the preceding sentence, the month-to-month tenancy shall be on the terms and conditions of this Lease, except that any renewal options, expansion options, rights of first refusal, rights of first negotiation or any other rights or options pertaining to additional space in the Building contained in this Lease shall be deemed to have terminated and shall be inapplicable thereto. Landlord’s acceptance of rent after such holding over with Landlord’s written consent shall not result in any other tenancy or in a renewal of the original Term of this Lease. If Tenant remains in possession of the Premises after the expiration or earlier termination of this Lease without Landlord’s consent, Tenant’s continued possession shall be on the basis of a tenancy at sufferance and Tenant shall pay as Monthly Rent during the holdover period an amount equal to the greater of (i) one hundred fifty percent (150%) of the fair market rental (as reasonably determined by Landlord) for the Premises or (ii) two hundred percent (200%) of the Monthly Rent and Additional Rent payable under this Lease for the last full month prior to the date of such expiration or termination.

c. Indemnification. Tenant shall indemnify, defend and hold Landlord harmless from and against all Claims incurred by or asserted against Landlord and arising directly or indirectly from Tenant’s failure to timely surrender the Premises, including but not limited to (i) any rent payable by or any loss, cost, or damages, including lost profits, claimed by any prospective tenant of the Premises or any portion thereof, and (ii) Landlord’s damages as a result of such prospective tenant rescinding or refusing to enter into the prospective lease of the Premises or any portion thereof by reason of such failure to timely surrender the Premises.

21. Subordination and Attornment. This Lease is expressly made subject and subordinate to any mortgage, deed of trust, ground lease, underlying lease or like encumbrance affecting any part of the Real Property or any interest of Landlord therein which is now existing or hereafter executed or recorded, any present or future modification, amendment or supplement to any of the foregoing, and to any advances made thereunder (any of the foregoing being a “Superior Interest”) without the necessity of any further documentation evidencing such subordination. Notwithstanding the foregoing, Tenant shall, within ten (10) days after Landlord’s request, execute and deliver to Landlord a document evidencing the subordination of this Lease to a particular Superior Interest. Tenant hereby irrevocably appoints Landlord as Tenant’s attorney-in-fact to execute and deliver any such instrument in the name of Tenant if Tenant fails to do so within such time. If the interest of Landlord in the Real Property or the Building is transferred to any person (“Purchaser”) pursuant to or in lieu of foreclosure or other proceedings for enforcement of any Superior Interest, Tenant shall immediately attorn to the Purchaser, and this Lease shall continue in full force and effect as a direct lease between the Purchaser and Tenant on the terms and conditions set forth herein, provided that Purchaser acquires and accepts the Real Property or the Building subject to this Lease. Upon Purchaser’s request, including any such request made by reason of the termination of this Lease as a result of such foreclosure or other proceedings, Tenant shall enter in to a new lease with Purchaser on the terms and conditions of this Lease applicable to the remainder of the Term hereof. Notwithstanding the subordination of this Lease to Superior Interests as set forth above, the holder of any Superior Interest may at any time (including as part of foreclosure or other proceedings for enforcement of such Superior

Interest), upon written notice to Tenant, elect to have this Lease be prior and superior to such Superior Interest.

22. Financing Condition. If any lender or ground lessor that intends to acquire an interest in, or holds a mortgage, ground lease or deed of trust encumbering any portion of the Real Property should require either the execution by Tenant of an agreement requiring Tenant to send such lender written notice of any default by Landlord under this Lease, giving such lender the right to cure such default until such lender has completed foreclosure, and preventing Tenant from terminating this Lease (to the extent such termination right would otherwise be available) unless such default remains uncured after foreclosure has been completed, and/or any modification of the agreements, covenants, conditions or provisions of this Lease, then Tenant agrees that it shall, within ten (10) days after Landlord’s request, execute and deliver such agreement and modify this Lease as required by such lender or ground lessor; provided, however, that no such modification shall affect the length of the Term or increase the rent payable by Tenant under Paragraphs 5 and 7. Tenant acknowledges and agrees that its failure to timely execute any such agreement or modification required by such lender or ground lessor may cause Landlord serious financial damage by causing the failure of a financing transaction and giving Landlord all of its rights and remedies under Paragraph 25 below, including its right to damages caused by the loss of such financing.

23. Entry by Landlord. Landlord may, at any and all reasonable times (upon 24 hours’ notice (which may be by telephone or email) except in the case of an emergency, when no notice shall be required), enter the Premises to (a) inspect the same and to determine whether Tenant is in compliance with its obligations hereunder, (b) undertake any repair or maintenance obligation required or allowed under this Lease, (c) show the Premises to prospective lenders, purchasers or tenants, (d) post notices of nonresponsibility, and (e) alter, improve or repair the Premises. In connection with any such alteration, improvement or repair, Landlord may erect in the Premises or elsewhere in the Real Property scaffolding and other structures reasonably required for the work to be performed. In no event shall such entry or work entitle Tenant to an abatement of rent, constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including but not limited to liability for consequential damages or loss of business or profits by Tenant. Landlord shall use good faith efforts to cause all such work to be done in such a manner as to cause as little interference to Tenant as reasonably possible without incurring additional expense. Landlord shall at all times retain a key with which to unlock all of the doors in the Premises, except Tenant’s vaults and safes. If an emergency necessitates immediate access to the Premises, Landlord may use whatever force is necessary to enter the Premises and any such entry to the Premises shall not constitute a forcible or unlawful entry into the Premises, a detainer of the Premises, or an eviction of Tenant from the Premises, or any portion thereof. Tenant’s internal security and access systems must be part of the Building system managed by Landlord.

24. Insolvency or Bankruptcy. The occurrence of any of the following shall constitute an Event of Default under Paragraph 25 below: (a) Tenant ceases doing business as a going concern, makes an assignment for the benefit of creditors, is adjudicated an insolvent, files a petition (or files an answer admitting the material allegations of such petition) seeking for Tenant any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any state or federal bankruptcy or other law, or Tenant consents to or acquiesces in the appointment, pursuant to any state or federal bankruptcy or other law, of a trustee, receiver or liquidator for the Premises, for Tenant or for all or any substantial part of Tenant’s assets; or (b) Tenant fails within sixty (60) days after the commencement of any proceedings against Tenant seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any state or federal bankruptcy or other Legal Requirement, to have such proceedings dismissed, or Tenant fails, within sixty (60) days after an appointment pursuant to any state or federal bankruptcy or other Legal Requirement without Tenant’s consent or acquiescence, of any trustee, receiver or liquidator for the Premises, for Tenant or for all or any substantial part of Tenant’s assets, to have such appointment vacated; or (c) Tenant is unable, or admits in writing its inability, to pay its debts as they mature; or (d) Tenant gives notice to any governmental body of its insolvency or pending insolvency, or of its suspension or pending suspension of operations. In no event shall this Lease be assigned or assignable by reason of any voluntary or involuntary bankruptcy, insolvency or reorganization proceedings, nor shall any rights or privileges hereunder be an asset of Tenant, the trustee, debtor-in-possession, or the debtor’s estate in any bankruptcy, insolvency or reorganization proceedings.

25. Default and Remedies.

a. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” by Tenant:

i. Tenant fails to pay when due Monthly Rent, Additional Rent or any other rent due hereunder; or

ii. Tenant fails to occupy and use the Premises within ten (10) days following the Commencement Date, or at any time after the Commencement Date for fifteen (15) consecutive days, which failure shall be deemed an abandonment of the Premises by Tenant; or

iii. Tenant fails to deliver any estoppel certificate pursuant to Paragraph 29 below, subordination agreement pursuant to Paragraph 21 above, or document required pursuant to Paragraph 22 above, within the applicable period set forth therein; or

iv. Tenant violates the bankruptcy and insolvency provisions of Paragraph 24 above; or

v. Tenant makes or has made or furnishes or has furnished any warranty, representation or statement to Landlord in connection with this Lease, or any other agreement made by Tenant for the benefit of Landlord, which is or was false or misleading in any material respect when made or furnished; or

vi. Tenant assigns this Lease or subleases any portion of the Premises in violation of Paragraph 13 above; or

vii. The default by Guarantor of Tenant’s obligations under this Lease of any provision of such Guarantor’s guaranty, or the attempted repudiation or revocation of any such guaranty or any provision thereof by Guarantor, or the application of items (iv) or (v) above of this Paragraph 25.a. with the reference to “Tenant” therein being deemed to refer instead to Guarantor; or

viii. A default by Tenant occurs under any other lease between Tenant and Landlord or any affiliate of Landlord, and Tenant fails to cure such default within the applicable period set forth therein; or

ix. Tenant fails to comply with any other provision of this Lease in the manner and within the time required.

b. Remedies. Upon the occurrence of an Event of Default Landlord shall have the following remedies, which shall not be exclusive but shall be cumulative and shall be in addition to any other remedies now or hereafter allowed by law:

i. Landlord may terminate Tenant’s right to possession of the Premises at any time by written notice to Tenant. Tenant expressly acknowledges that in the absence of such written notice from Landlord, no other act of Landlord, including, but not limited to, its efforts to relet the Premises, its storage of Tenant’s personal property and trade fixtures, its acceptance of keys to the Premises from Tenant, or its exercise of any other rights and remedies under this Paragraph 25 or otherwise at law, shall constitute an acceptance of Tenant’s surrender of the Premises or constitute a termination of this Lease or of Tenant’s right to possession of the Premises.

Upon such termination in writing of Tenant’s right to possession of the Premises, this Lease shall terminate and Landlord shall be entitled to recover damages from Tenant as provided in California Civil Code Section 1951.2 or any other applicable existing or future Legal Requirement providing for recovery of damages for such breach, including but not limited to the following:

(A)	The worth at the time of award of all unpaid rent that had been earned at the time of termination;

(B)

The worth at the time of award of the amount by which all unpaid rent that would have been earned after termination until the time of award exceeds the amount of such rent loss that Tenant proves could have been reasonably avoided;

(C)

The worth at the time of award of the amount by which all unpaid rent for the balance of the Term after the time of award exceeds the amount of such rent loss that Tenant proves could be reasonably avoided;

(D)

All other amounts necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform all of Tenant’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including the reasonable cost of recovering the Premises, the reasonable cost of removing Tenant’s Alterations, trade fixtures and improvements, and the unamortized portion of any allowances, concessions, rental abatements, brokerage commissions and the like provided to Tenant or paid by Landlord in connection with this Lease; and

(E)	At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The “worth at the time of award” of the amounts referred to in clauses (A) and (B) above shall be computed by allowing interest at the Interest Rate. The “worth at the time of award” of the amount referred to in clause (C) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For the purpose of determining unpaid rent under clauses (A), (B) and (C) above, the rent reserved in this Lease shall be deemed to be the total rent payable by Tenant as set forth in Paragraphs 5.a. and 5.b. For purposes of computing the amount of rent hereunder that would have accrued after the time of award, the amount of increases in Additional Rent shall be projected based upon the average rate of increase, if any, in such items from the Commencement Date through the time of award.

ii. Landlord has the remedy described in California Civil Code Section 1951.4 (a landlord may continue the lease in effect after the tenant’s breach and abandonment and recover rent as it becomes due, if the tenant has the right to sublet and assign subject only to reasonable limitations), and may continue this Lease in full force and effect and may enforce all of its rights and remedies under this Lease, including, but not limited to, the right to recover rent as it becomes due.

During the continuance of an Event of Default, for so long as Landlord does not terminate Tenant’s right to possession of the Premises and subject to Paragraph 13, entitled Assignment and Subletting, and the options granted to Landlord thereunder, Landlord shall not unreasonably withhold its consent to an assignment or sublease of Tenant’s interest in the Premises or in this Lease.

If Tenant abandons the Premises in violation of this Lease, Landlord may (A) enter the Premises and relet the Premises, or any part thereof, to third persons for Tenant’s account without notice to Tenant, Tenant hereby waiving rights, if any, to any such notice under any Legal Requirements, and (B) alter, install or modify the improvements or any portion thereof.

No act by Landlord allowed by this subparagraph (ii) nor any act of maintenance or preservation, nor any appointment of a receiver upon Landlord’s initiative to protect its interest under this Lease, nor any withholding of consent to an assignment or termination of an assignment in accordance herewith, shall constitute a termination of this Lease, unless and until Landlord notifies Tenant in writing that Landlord elects to terminate this Lease.

iii. Landlord may require Tenant to remove any and all Alterations from the Premises or, if Tenant fails to do so within ten (10) days after Landlord’s request, Landlord may do so at Tenant’s expense.

iv. Landlord may cure the Event of Default at Tenant’s expense, it being understood that such performance shall not waive or cure the subject Event of Default. If

Landlord pays any sum or incurs any expense in curing the Event of Default, Tenant shall reimburse Landlord upon demand for the amount of such payment or expense with interest at the Interest Rate from the date the sum is paid or the expense is incurred until Landlord is reimbursed by Tenant. Any amount due Landlord under this subsection shall constitute additional rent hereunder.

v. Landlord may pursue such other remedies as are available at law or in equity. In no event shall Landlord be required to provide Tenant with any reimbursement, payment, credit, allowance or refund while an Event of Default is continuing, notwithstanding anything in this Lease to the contrary.

c. Waiver of Redemption. Tenant hereby waives, for itself and all persons claiming by and under Tenant, all rights and privileges which it might have under any present or future Legal Requirement to redeem the Premises or to continue this Lease after being dispossessed or ejected from the Premises.

26. Damage or Destruction. If all or any part of the Premises or any material portion of the balance of the Real Property is damaged by fire or other casualty, and the damage can, in Landlord’s reasonable opinion, be repaired within sixty (60) days of the damage, then Landlord shall proceed to repair the damage and this Lease shall remain in full force and effect. If the repairs cannot, in Landlord’s opinion, be made within the sixty (60)-day period, Landlord at its option exercised by written notice to Tenant within the sixty (60)-day period, shall either (a) proceed to repair the damage, in which event this Lease shall continue in full force and effect, or (b) terminate this Lease as of the date specified by Landlord in the notice, which date shall be not less than thirty (30) days nor more than sixty (60) days after the date such notice is given, and this Lease shall terminate on the date specified in the notice. Notwithstanding the foregoing, Landlord shall not be obligated to repair or replace any of Tenant’s movable furniture, equipment, trade fixtures, and other personal property, nor any above Building standard Alterations installed in the Premises by or at the request of Tenant (including those installed by Landlord at Tenant’s request, whether prior or subsequent to the commencement of the Lease Term), and no damage to any of the foregoing shall entitle Tenant to any abatement. All such repair and replacement of above Building standard Alterations by Tenant shall be constructed in accordance with Paragraph 9 above regarding Alterations. Notwithstanding the foregoing, if Landlord determines in good faith that immediate restoration and repair work is required to prevent further damage to the Building and/or improvements therein that are Landlord’s property (for example, without limitation, a water leak) and such work pertains to improvements that Landlord is required to insure and restore, as well as to improvements that Tenant is required to insure and restore (i.e., above Building standard Alterations or improvements constructed by or for Tenant), then Landlord may immediately contract with a remediation vendor to commence the restoration and repair work and such action by Landlord shall not modify in any manner the respective obligations of the parties hereunder to pay for the cost of such restoration and repair work and to make their insurance proceeds available therefor in the manner required under this Lease.

If the fire or other casualty damages the Premises or the common areas of the Real Property necessary for Tenant’s use and occupancy of the Premises, Tenant ceases to use any portion of the Premises as a result of such damage, and the damage does not result from the negligence or willful misconduct of Tenant or any other Tenant Parties, then during the period the Premises or portion thereof are rendered unusable by such damage and repair, Tenant’s Monthly Rent and Additional Rent under Paragraphs 5 and 7 above shall be proportionately reduced based upon the extent to which the damage and repair prevents Tenant from conducting, and Tenant does not conduct, its business at the Premises.

A total destruction of the Building shall automatically terminate this Lease. In no event shall Tenant be entitled to any compensation or damages from Landlord for loss of use of the whole or any part of the Premises or for any inconvenience occasioned by any such destruction, rebuilding or restoration of the Premises, the Building or access thereto. Tenant hereby waives California Civil Code Sections 1932(2) and 1933(4), providing for termination of hiring upon destruction of the thing hired and Sections 1941 and 1942, providing for repairs to and of premises.

Upon the occurrence of any damage to the Premises, upon notice (the “Landlord Repair Notice”) to Tenant from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under Paragraph 15 of this Lease (or, where Tenant failed to maintain such insurance, Tenant shall pay Landlord the amount that would have been available had Tenant maintained same) and Landlord shall repair any injury or damage to the Premises and shall return such Premises their condition existing on the Commencement Date; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repair of the damage. In the event that Landlord does not deliver the Landlord Repair Notice within sixty (60) days following the date the casualty becomes known to Landlord, Tenant shall, at its sole cost and expense, repair any injury or damage to Premises and shall return such Premises to the condition existing immediately prior to such casualty. Whether or not Landlord delivers a Landlord Repair Notice, prior to the commencement of construction, Tenant shall submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof.

27. Eminent Domain.

a. If all of the Premises is taken by any public or quasi-public authority under the power of eminent domain, or any agreement in lieu thereof (a “taking”), this Lease shall terminate as to the portion of the Premises taken effective as of the date of taking. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, in each case for a period in excess of one hundred eighty (180) days, either party shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority; provided, however, that Tenant’s right to terminate this Lease is conditioned upon the remaining portion of the Premises being of such size or configuration that such remaining portion of the Premises is unusable or uneconomical for Tenant’s business. Landlord shall be entitled to all compensation, damages, income, rent awards and interest thereon whatsoever which may be paid or made in connection with any taking and Tenant shall have no claim against Landlord or any governmental authority for the value of any unexpired Term of this Lease or of any of the improvements or Alterations in the Premises; provided, however, that the foregoing shall not prohibit Tenant from prosecuting a separate claim against the taking authority for an amount separately designated for Tenant’s relocation expenses or the interruption of or damage to Tenant’s business or as compensation for Tenant’s personal property, trade fixtures, Alterations or other improvements paid for by Tenant so long as any award to Tenant will not reduce the award to Landlord.

In the event of a partial taking of the Premises which does not result in a termination of this Lease, the Monthly Rent and Additional Rent under Paragraphs 5 and 7 hereunder shall be equitably reduced. If all or any material part of the Real Property other than the Premises is taken, Landlord may terminate this Lease upon written notice to Tenant given within ninety (90) days after the date of taking.

b. Notwithstanding the foregoing, if all or any portion of the Premises is taken for a period of time of one (1) year or less ending prior to the end of the Term of this Lease, this Lease shall remain in full force and effect and Tenant shall continue to pay all rent and to perform all of its obligations under this Lease; provided, however, that Tenant shall be entitled to all compensation, damages, income, rent awards and interest thereon that is paid or made in connection with such temporary taking of the Premises (or portion thereof), except that any such compensation in excess of the rent or other amounts payable to Landlord hereunder shall be promptly paid over to Landlord as received.

c. Landlord and Tenant each hereby waive the provisions of California Code of Civil Procedure Section 1265.130 and any other applicable existing or future Legal Requirement providing for, or allowing a party to petition the courts of the state in which the Real Property is located for a termination of this Lease upon a partial taking of the Premises and/or the Building.

28. Landlord’s Liability; Sale of Building. The term “Landlord,” as used in this Lease, shall mean only the owner or owners of the Real Property at the time in question. Notwithstanding any other provision of this Lease, the liability of Landlord for its obligations under this Lease is limited solely to the lesser of (i) Landlord’s interest in the Real Property as the same may from time to time be encumbered, and (ii) the equity interest Landlord would have in the Real Property if it were encumbered by independent secured financing equal to eighty percent (80%) of the value of the Real Property, and no personal liability shall at any time be asserted or enforceable against any other assets of Landlord or against the constituent shareholders, partners, members, or other owners of Landlord, or the directors, officers, employees and agents of Landlord or such constituent shareholder, partner, member or other owner, on account of any of Landlord’s obligations or actions under this Lease. In addition, in the event of any conveyance of title to the Real Property, then the grantor or transferor shall be relieved of all liability with respect to Landlord’s obligations to be performed under this Lease after the date of such conveyance. In no event shall Landlord be deemed to be in default under this Lease unless Landlord fails to perform its obligations under this Lease, Tenant delivers to Landlord written notice specifying the nature of Landlord’s alleged default, and Landlord fails to cure such default within thirty (30) days following receipt of such notice (or, if the default cannot reasonably be cured within such period, to commence action within such thirty (30)-day period and proceed diligently thereafter to cure such default). Upon any conveyance of title to the Real Property, the grantee or transferee shall be deemed to have assumed Landlord’s obligations to be performed under this Lease from and after the date of such conveyance, subject to the limitations on liability set forth above in this

Paragraph 28. If Tenant provides Landlord with any security for Tenant’s performance of its obligations hereunder, Landlord shall transfer such security to the grantee or transferee of Landlord’s interest in the Real Property, and upon such transfer Landlord shall be released from any further responsibility or liability for such security. Any claim, defense or other right of Tenant arising in connection with this Lease, or the negotiations prior to its execution, shall be barred unless Tenant commences an action thereon or poses in a legal proceeding a defense by reason thereof, within six (6) months after the date of the inaction or omission or the date of the occurrence of the event or of the action to which the claim, demand, right, or defense relates, whichever applies. Notwithstanding any other provision of this Lease, but not in limitation of the provisions of Paragraph 14.a. above, Landlord shall not be liable for any consequential damages or interruption or loss of business, income or profits, or claims of constructive eviction, nor shall Landlord be liable for loss of or damage to artwork, currency, jewelry, bullion, unique or valuable documents, securities or other valuables, or for other property not in the nature of ordinary fixtures, furnishings and equipment used in general administrative and executive office activities and functions (all of the foregoing, collectively, “Special Claims”). Wherever in this Lease Tenant (a) releases Landlord from any claim or liability, (b) waives or limits any right of Tenant to assert any claim against Landlord or to seek recourse against any property of Landlord or (c) agrees to indemnify Landlord against any matters, the relevant release, waiver, limitation or indemnity shall run in favor of and apply to Landlord, the constituent shareholders, partners, members, or other owners of Landlord, and the directors, officers, employees and agents of Landlord and each such constituent shareholder, partner, member or other owner.

29. Estoppel Certificates. At any time and from time to time, upon not less than five (5) business days’ prior notice from Landlord, Tenant shall execute, acknowledge and deliver to Landlord a statement certifying the commencement date of this Lease, stating that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and the date and nature of each such modification), that Landlord is not in default under this Lease (or, if Landlord is in default, specifying the nature of such default), that Tenant is not in default under this Lease (or, if Tenant is in default, specifying the nature of such default), the current amounts of and the dates to which the Monthly Rent and Additional Rent has been paid, and setting forth such other matters as may be reasonably requested by Landlord. Any such statement may be conclusively relied upon by a prospective purchaser of the Real Property or by a lender obtaining a lien on the Real Property as security. If Tenant fails to deliver such statement within the time required hereunder, such failure shall be conclusive upon Tenant that (i) this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) there are no uncured defaults in Landlord’s performance of its obligations hereunder, (iii) not more than one month’s installment of Monthly Rent has been paid in advance, and (iv) any other statements of fact included by Landlord in such statement are correct. Tenant acknowledges and agrees that its failure to execute such certificate may cause Landlord serious financial damage by causing the failure of a sale or financing transaction and giving Landlord all of its rights and remedies under Paragraph 25 above, including its right to damages caused by the loss of such sale or financing.

30. Right of Landlord to Perform. If Tenant fails to make any payment required hereunder (other than Monthly Rent and Additional Rent) or fails to perform any other of its obligations hereunder, Landlord may, but shall not be obliged to, and without waiving any default of Tenant or releasing Tenant from any obligations to Landlord hereunder, make any such payment or perform any other such obligation on Tenant’s behalf. All sums so paid by Landlord and all necessary incidental costs in connection with the performance by Landlord of an obligation of Tenant (together with interest thereon from the date of such payment by Landlord until paid at the Interest Rate) shall be payable by Tenant to Landlord upon demand, and Tenant’s failure to make such payment upon demand shall entitle Landlord to the same rights and remedies provided Landlord in the event of non-payment of rent.

31. Guaranty. On the Effective Date, Tenant shall cause Scilex Holding Company, a Delaware corporation (“Guarantor”) to execute and deliver the Guaranty attached hereto as Exhibit E. For avoidance of doubt, the guaranty of Sorrento Therapeutics, Inc. shall not apply with respect to obligations first arising after the Effective Date of this Amended and Restated Lease, and shall only apply with respect obligations under the Original Lease.

32. Attorneys’ Fees. In the event of any action or proceeding between Landlord and Tenant (including an action or proceeding between Landlord and the trustee or debtor in possession while Tenant is a debtor in a proceeding under any bankruptcy law) to enforce any provision of this Lease, the losing party shall pay to the prevailing party all costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses, incurred in such action and in any appeal in connection therewith by such prevailing party. The “prevailing party” will be determined by the court before whom the action was brought based upon an assessment of which party’s major arguments or positions taken in the suit or proceeding could fairly be said to have prevailed over the other party’s major arguments or positions on major disputed issues in the court’s decision. Notwithstanding the foregoing, however, Landlord shall be deemed the prevailing party in any unlawful detainer or other action or proceeding instituted by Landlord based upon any default or alleged default of Tenant hereunder if (i) judgment is entered in favor of Landlord, or (ii) prior to trial or judgment Tenant pays all or any portion of the rent claimed by Landlord, vacates the Premises, or otherwise cures the default claimed by Landlord. Additionally, Tenant shall be liable for reasonable attorneys’ fees incurred by Landlord in connection with Tenant’s default, including providing notices thereof. If Landlord becomes involved in any litigation or dispute, threatened or actual, by or against anyone not a party to this Lease, but arising by reason of or related to any act or omission of Tenant or any Tenant Party, Tenant agrees to pay Landlord’s reasonable attorneys’ fees and other costs incurred in connection with the litigation or dispute, regardless of whether a lawsuit is actually filed.

33. Waiver. No provisions of this Lease shall be deemed waived by Landlord unless such waiver is in a writing signed by Landlord. The waiver by Landlord of any breach of any provision of this Lease shall not be deemed a waiver of any subsequent breach of the same or any other provision of this Lease. No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant shall impair such right or remedy or be construed as a waiver. Landlord’s acceptance of any payments of rent due under this Lease shall not be deemed a waiver of any default by Tenant under this Lease (including Tenant’s recurrent failure to timely pay rent) other than Tenant’s nonpayment of the accepted sums, and no endorsement or statement on any check or accompanying any check or payment shall be deemed an accord and satisfaction. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any subsequent act by Tenant.

34. Notices. All notices and demands which may or are required to be given by either party to the other hereunder shall be in writing. All notices and demands by Landlord to Tenant shall be delivered personally or sent by United States mail, postage prepaid (with proof of mailing), or by any reputable overnight or same-day courier, addressed to Tenant at the applicable addresses set forth below, or to such other place as Tenant may from time to time designate by notice to Landlord hereunder. Notices delivered personally or sent same-day courier will be effective (and deemed received) immediately upon delivery to the addressee at the designated address; notices sent by overnight courier will be effective one (1) business day after acceptance by the service for delivery; notices sent by mail will be effective two (2) business days after mailing. In the event Landlord or Tenant requests multiple notices hereunder, Landlord or Tenant, as applicable, will be bound by such notice from the earlier of the effective times of the multiple notices.

All notices and demands by Tenant to Landlord shall be delivered by email to Landlord at notices@presidiobay.com, and notice and demands to Tenant may be delivered by email to Tenant at the email address set forth below, and such notice shall be deemed given on the date it was sent (if sent prior to 4:00 pm Pacific time on a business day, and otherwise on the next business day). Either party may change or add email notice addresses upon written notice to the other.

Tenant’s notice address:	At the Premises
Attention: Steve Lincoln, General Counsel
Email: slincoln@scilexholding.com

35. [Intentionally Omitted].

36. Defined Terms and Marginal Headings. When required by the context of this Lease, the singular includes the plural. If more than one person or entity signs this Lease as Tenant, the obligations hereunder imposed upon Tenant shall be joint and several, and the act of, written notice to or from, refund to, or signature of, any Tenant signatory to this Lease (including, without limitation, modifications of this Lease made by fewer than all such Tenant signatories) shall bind every other Tenant signatory as though every other Tenant signatory had so acted, or received or given the written notice or refund, or signed. The headings and titles to the paragraphs of this Lease are for convenience only and are not to be used to interpret or construe this Lease. Wherever the term “including” or “includes” is used in this Lease it shall be construed as if followed by the phrase “without limitation.” Whenever in this Lease a right, option or privilege of Tenant is conditioned upon Tenant (or any affiliate thereof or successor thereto) being in “occupancy” of a specified portion or percentage of the Premises, for such purposes “occupancy” shall mean Tenant’s (or such affiliate’s or successor’s) physical occupancy of the space for the conduct of such party’s business, and shall not include any space that is subject to a sublease or that has been vacated by such party, other than a vacation of the space as reasonably necessary in connection with the performance of approved Alterations or by reason of a fire or other casualty or a taking. The language in all parts of this Lease shall in all cases be construed as a whole and in accordance with its fair meaning and not construed for or against any party simply because one party was the drafter thereof.

37. Time and Applicable Law. Time is of the essence of this Lease and of each and all of its provisions, except as to the conditions relating to the delivery of possession of the Premises to Tenant.

38. Governing Law; JUDICIAL REFERENCE. This Lease shall be construed and enforced in accordance with the laws of the State of California. THE PARTIES HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE. IF THE JURY WAIVER PROVISIONS OF THIS PARAGRAPH 38 ARE NOT ENFORCEABLE UNDER CALIFORNIA LAW, THEN THE FOLLOWING PROVISIONS SHALL APPLY. IT IS THE DESIRE AND INTENTION OF THE PARTIES TO AGREE UPON A MECHANISM AND PROCEDURE UNDER WHICH CONTROVERSIES AND DISPUTES ARISING OUT OF THIS LEASE OR RELATED TO THE PREMISES WILL BE RESOLVED IN A PROMPT AND EXPEDITIOUS MANNER. ACCORDINGLY, EXCEPT WITH RESPECT TO ACTIONS FOR UNLAWFUL OR FORCIBLE DETAINER OR WITH RESPECT TO THE PREJUDGMENT REMEDY OF ATTACHMENT, ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR SUBSIDIARIES OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT’S USE OR OCCUPANCY OF THE PREMISES AND/OR ANY CLAIM OF INJURY OR DAMAGE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, SHALL BE HEARD AND RESOLVED BY A REFEREE UNDER THE PROVISIONS OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, SECTIONS 638-645.1, INCLUSIVE (AS SAME MAY BE AMENDED, OR ANY SUCCESSOR STATUTE(S) THERETO) (THE “REFEREE SECTIONS”). ANY FEE TO INITIATE THE JUDICIAL REFERENCE PROCEEDINGS AND ALL FEES CHARGED AND COSTS INCURRED BY THE REFEREE SHALL BE PAID BY THE PARTY INITIATING SUCH PROCEDURE (EXCEPT THAT IF A REPORTER IS REQUESTED BY EITHER PARTY, THEN A REPORTER SHALL BE PRESENT AT ALL PROCEEDINGS WHERE REQUESTED AND THE FEES OF SUCH REPORTER – EXCEPT FOR COPIES ORDERED BY THE OTHER PARTIES – SHALL BE BORNE BY THE PARTY REQUESTING THE REPORTER); PROVIDED HOWEVER, THAT ALLOCATION OF THE COSTS AND FEES, INCLUDING ANY INITIATION FEE, OF SUCH PROCEEDING SHALL BE ULTIMATELY DETERMINED IN ACCORDANCE WITH PARAGRAPH 32 ABOVE. THE VENUE OF THE PROCEEDINGS SHALL BE IN THE COUNTY IN WHICH THE PREMISES ARE LOCATED. WITHIN TEN (10) DAYS OF RECEIPT BY ANY PARTY OF A WRITTEN REQUEST TO RESOLVE ANY DISPUTE OR CONTROVERSY PURSUANT TO THIS PARAGRAPH 38, THE PARTIES SHALL AGREE UPON A SINGLE REFEREE WHO SHALL TRY ALL ISSUES, WHETHER OF FACT OR LAW, AND REPORT A FINDING AND JUDGMENT ON SUCH ISSUES AS REQUIRED BY THE REFEREE SECTIONS. IF THE PARTIES ARE UNABLE TO AGREE UPON A REFEREE WITHIN SUCH TEN (10) DAY PERIOD, THEN ANY PARTY MAY THEREAFTER FILE A LAWSUIT IN THE COUNTY IN WHICH THE PREMISES ARE LOCATED FOR THE PURPOSE OF APPOINTMENT OF A REFEREE UNDER THE REFEREE SECTIONS. IF THE REFEREE IS APPOINTED BY THE COURT, THE REFEREE SHALL BE A NEUTRAL AND IMPARTIAL RETIRED JUDGE WITH SUBSTANTIAL EXPERIENCE IN THE RELEVANT MATTERS TO BE DETERMINED, FROM JAMS, THE AMERICAN ARBITRATION ASSOCIATION OR SIMILAR MEDIATION/ARBITRATION ENTITY. THE PROPOSED REFEREE MAY BE CHALLENGED BY ANY PARTY FOR ANY OF THE GROUNDS LISTED IN THE REFEREE SECTIONS. THE REFEREE SHALL HAVE THE POWER TO DECIDE ALL ISSUES OF

FACT AND LAW AND REPORT HIS OR HER DECISION ON SUCH ISSUES, AND TO ISSUE ALL RECOGNIZED REMEDIES AVAILABLE AT LAW OR IN EQUITY FOR ANY CAUSE OF ACTION THAT IS BEFORE THE REFEREE, INCLUDING AN AWARD OF ATTORNEYS’ FEES AND COSTS IN ACCORDANCE WITH THIS LEASE. THE REFEREE SHALL NOT, HOWEVER, HAVE THE POWER TO AWARD PUNITIVE DAMAGES, NOR ANY OTHER DAMAGES WHICH ARE NOT PERMITTED BY THE EXPRESS PROVISIONS OF THIS LEASE, AND THE PARTIES HEREBY WAIVE ANY RIGHT TO RECOVER ANY SUCH DAMAGES. THE PARTIES SHALL BE ENTITLED TO CONDUCT ALL DISCOVERY AS PROVIDED IN THE CALIFORNIA CODE OF CIVIL PROCEDURE, AND THE REFEREE SHALL OVERSEE DISCOVERY AND MAY ENFORCE ALL DISCOVERY ORDERS IN THE SAME MANNER AS ANY TRIAL COURT JUDGE, WITH RIGHTS TO REGULATE DISCOVERY AND TO ISSUE AND ENFORCE SUBPOENAS, PROTECTIVE ORDERS AND OTHER LIMITATIONS ON DISCOVERY AVAILABLE UNDER CALIFORNIA LAW. THE REFERENCE PROCEEDING SHALL BE CONDUCTED IN ACCORDANCE WITH CALIFORNIA LAW (INCLUDING THE RULES OF EVIDENCE), AND IN ALL REGARDS, THE REFEREE SHALL FOLLOW CALIFORNIA LAW APPLICABLE AT THE TIME OF THE REFERENCE PROCEEDING. THE PARTIES SHALL PROMPTLY AND DILIGENTLY COOPERATE WITH ONE ANOTHER AND THE REFEREE, AND SHALL PERFORM SUCH ACTS AS MAY BE NECESSARY TO OBTAIN A PROMPT AND EXPEDITIOUS RESOLUTION OF THE DISPUTE OR CONTROVERSY IN ACCORDANCE WITH THE TERMS OF THIS PARAGRAPH 38. IN THIS REGARD, THE PARTIES AGREE THAT THE PARTIES AND THE REFEREE SHALL USE BEST EFFORTS TO ENSURE THAT (A) DISCOVERY BE CONDUCTED FOR A PERIOD NO LONGER THAN SIX (6) MONTHS FROM THE DATE THE REFEREE IS APPOINTED, EXCLUDING MOTIONS REGARDING DISCOVERY, AND (B) A TRIAL DATE BE SET WITHIN NINE (9) MONTHS OF THE DATE THE REFEREE IS APPOINTED. IN ACCORDANCE WITH SECTION 644 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, THE DECISION OF THE REFEREE UPON THE WHOLE ISSUE MUST STAND AS THE DECISION OF THE COURT, AND UPON THE FILING OF THE STATEMENT OF DECISION WITH THE CLERK OF THE COURT, OR WITH THE JUDGE IF THERE IS NO CLERK, JUDGMENT MAY BE ENTERED THEREON IN THE SAME MANNER AS IF THE ACTION HAD BEEN TRIED BY THE COURT. ANY DECISION OF THE REFEREE AND/OR JUDGMENT OR OTHER ORDER ENTERED THEREON SHALL BE APPEALABLE TO THE SAME EXTENT AND IN THE SAME MANNER THAT SUCH DECISION, JUDGMENT, OR ORDER WOULD BE APPEALABLE IF RENDERED BY A JUDGE OF THE SUPERIOR COURT IN WHICH VENUE IS PROPER HEREUNDER. THE REFEREE SHALL IN HIS/HER STATEMENT OF DECISION SET FORTH HIS/HER FINDINGS OF FACT AND CONCLUSIONS OF LAW. THE PARTIES INTEND THIS GENERAL REFERENCE AGREEMENT TO BE SPECIFICALLY ENFORCEABLE IN ACCORDANCE WITH THE CODE OF CIVIL PROCEDURE. NOTHING IN THIS SECTION 38 SHALL PREJUDICE THE RIGHT OF ANY PARTY TO OBTAIN PROVISIONAL RELIEF OR OTHER EQUITABLE REMEDIES FROM A COURT OF COMPETENT JURISDICTION AS SHALL OTHERWISE BE AVAILABLE UNDER THE CODE OF CIVIL PROCEDURE AND/OR APPLICABLE COURT RULES.

39. Successors. Subject to the provisions of Paragraphs 13 and 28 above, the covenants and conditions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, executors, administrators and assigns.

40. Entire Agreement; Modifications; Counterparts. This Lease (including any exhibit, rider or attachment hereto) constitutes the entire agreement between Landlord and Tenant with respect to Tenant’s lease of the Premises. No provision of this Lease may be amended or otherwise modified except by an agreement in writing signed by the parties hereto. Neither Landlord nor Landlord’s agents have made any representations or warranties with respect to the Premises, the Building, the Real Property or this Lease except as expressly set forth herein, including without limitation any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant’s business or for any other purpose, nor has Landlord or its agents agreed to undertake any alterations or construct any improvements to the Premises except those, if any, expressly provided in this Lease, and no rights, easements or licenses shall be acquired by Tenant by implication or otherwise unless expressly set forth herein. Neither this Lease nor any memorandum hereof shall be recorded by Tenant.

This Lease may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, California’s Uniform Electronic Transactions Act (Cal. Civ. Code § 1633.1, et seq.) or other applicable law) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. The parties will rely on any electronic signature provided in connection with this Lease as valid and effective for all purposes in performing services pursuant to this Lease.

41. Light and Air. Tenant agrees that no diminution of light, air or view by any structure which may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of rent hereunder, result in any liability of Landlord to Tenant, or in any other way affect this Lease.

42. Name of Building. Tenant shall not use the name of the Building for any purpose other than as the address of the business conducted by Tenant in the Premises without the written consent of Landlord. Landlord reserves the right to change the name of the Building at any time in its sole discretion by written notice to Tenant and Landlord shall not be liable to Tenant for any loss, cost or expense on account of any such change of name.

43. Severability. If any provision of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

44. Authority. If Tenant is a corporation, partnership, trust, association or other entity, Tenant and each person executing this Lease on behalf of Tenant, hereby covenants and warrants that (a) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Tenant has and is duly qualified to do business in the state in which the Real Property is located, (c) Tenant has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all Tenant’s obligations hereunder, and (d) each person (and all of the persons if more than one signs) signing this Lease on behalf of Tenant is duly and validly authorized to do so.

45. No Offer. Submission of this instrument for examination and signature by Tenant does not constitute an offer to lease or a reservation of or option for lease, and is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

46. Real Estate Brokers. Tenant represents and warrants that it has negotiated this Lease directly with the Landlord and not with any real estate broker(s) and has not authorized or employed, or acted by implication to authorize or to employ, any other real estate broker or salesman to act for Tenant in connection with this Lease. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all Claims by any persons for a commission, finder’s fee or other compensation as a result of Tenant’s entering into this Lease.

47. Consents and Approvals. Wherever the consent, approval, judgment or determination of Landlord is required or permitted under this Lease, Landlord may exercise its sole discretion in granting or withholding such consent or approval or in making such judgment or determination without reference to any extrinsic standard of reasonableness, unless the provision providing for such consent, approval, judgment or determination specifies that Landlord’s consent or approval is not to be unreasonably withheld, or that the standard for such consent, approval, judgment or determination is to be reasonable, or otherwise specifies the standards under which Landlord may withhold its consent. Whenever Tenant requests Landlord to take any action or give any consent or approval, Tenant shall reimburse Landlord for all of Landlord’s costs incurred in reviewing the proposed action or consent (whether or not Landlord consents to any such proposed action), including without limitation reasonable attorneys’ or consultants’ fees and expenses, within ten (10) days after Landlord’s delivery to Tenant of a statement of such costs. If it is determined that Landlord failed to give its consent or approval where it was required to do so under this Lease, Tenant’s sole remedy will be an order of specific performance or mandatory injunction of the Landlord’s agreement to give its consent or approval. The review and/or approval by Landlord of any item shall not impose upon Landlord any liability for accuracy or sufficiency of any such item or the quality or suitability of such item for its intended use. Any such review or approval is for the sole purpose of protecting Landlord’s interest in the Real Property, and neither Tenant nor any Tenant Party nor any person or entity claiming by, through or under Tenant, nor any other third party shall have any rights hereunder by virtue of such review and/or approval by Landlord.

48. Reserved Rights. Landlord retains and shall have the rights set forth below, exercisable without notice and without liability to Tenant for damage or injury to property, person or business and without effecting an eviction, constructive or actual, or disturbance of Tenant’s use or possession of the Premises or giving rise to any claim for rent abatement:

a. To grant to anyone the exclusive right to conduct any business or render any service in or to the Building and its tenants, provided that such exclusive right shall not operate to require Tenant to use or patronize such business or service or to exclude Tenant from its use of the Premises expressly permitted herein.

b. To perform, or cause or permit to be performed, at any time and from time to time, including during business hours, construction in the common areas and facilities or other leased areas in the Real Property.

c. To reduce, increase, enclose or otherwise change at any time and from time to time the size, number, location, lay-out and nature of the common areas and facilities and other tenancies and premises in the Real Property and to create additional rentable areas through use or enclosure of common areas.

49. Financial Statements. Upon submission of this Lease to Landlord and at any time thereafter within thirty (30) days after Landlord’s request therefor, Tenant shall furnish to Landlord copies of true and accurate financial statements reflecting Tenant’s then current financial situation (including without limitation balance sheets, statements of profit and loss, and changes in financial condition), Tenant’s most recent audited or certified annual financial statements, and Tenant’s federal income tax returns pertaining to Tenant’s business, and in addition shall cause to be furnished to Landlord similar financial statements and tax returns for Guarantor. Tenant agrees to deliver to any lender, prospective lender, purchaser or prospective purchaser designated by Landlord such financial statements of Tenant as may be reasonably requested by such lender or purchaser.

50. Nondisclosure of Lease Terms. Tenant agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord, and that disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate with other tenants. Tenant hereby agrees that Tenant and its partners, officers, directors, employees, agents, real estate brokers and sales persons and attorneys shall not disclose the terms of this Lease to any other person without Landlord’s prior written consent, except to any accountants of Tenant in connection with the preparation of Tenant’s financial statements or tax returns, to an assignee of this Lease or subtenant of the Premises, or to an entity or person to whom disclosure is required by applicable law or in connection with any action brought to enforce this Lease.

51. Hazardous Substance Disclosure. California law requires landlords to disclose to tenants the existence of certain hazardous substances. Accordingly, the existence of gasoline and other automotive fluids, maintenance fluids, copying fluids and other office supplies and equipment, certain construction and finish materials, tobacco smoke, cosmetics and other personal items, and asbestos-containing materials (“ACM”) must be disclosed. Gasoline and other automotive fluids are found in the garage area of the Premises. Cleaning, lubricating and hydraulic fluids used in the operation and maintenance of the Premises are found in the utility areas of the Premises. Occupants use or have used copy machines and printers with associated fluids and toners, and pens, markers, inks, and office equipment that may contain hazardous substances. Certain adhesives, paints and other construction materials and finishes used in portions of the Premises may contain hazardous substances. Although smoking is prohibited, users may from time to time, be exposed to tobacco smoke. Building occupants and other persons entering the Building from time-to-time may use or carry prescription and non-prescription drugs, perfumes, cosmetics and other toiletries, and foods and beverages, some of which may contain hazardous substances. Landlord has made no special investigation of the Premises with respect to any hazardous substances or ACM. Exhibit D is incorporated by this reference.

52. Signage.

a. Requirements. For purposes of this Lease, the term “sign” and “signage” shall mean signs, designs, monuments, logos, banners, projected images, pennants, decals, advertisements, pictures, notices, lettering, numerals or graphics. Tenant, at its sole cost and expense, may install signage anywhere in the interior of the Premises as well as exterior signage to the extent that Tenant is the sole tenant in the Building (collectively, “Tenant’s Signage”). Tenant’s Signage shall be subject to Tenant’s receipt of all required governmental permits and approvals and shall be subject to all Legal Requirements, as well as Landlord’s reasonable approval as to location, size, content and appearance. No offensive signage shall be allowed on exterior areas of the Premises or interior areas viewable from the exterior, including by way of example signage depicting swastikas, referencing divisive political matters or incorporating profanity or pornography, as reasonably determined by Landlord. Any signs, notices, logos, pictures, names or advertisements that are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant.

b. Cost and Maintenance. The costs of the actual signs comprising Tenant’s Signage and the installation, design, construction, and any and all other costs associated with Tenant’s Signage shall be the sole responsibility of Tenant. Tenant shall, at Tenant’s own expense, keep Tenant’s Signage in good order, repair and condition at all times during the Lease Term. Upon the expiration or earlier termination of this Lease, Tenant shall, at Tenant’s sole cost and expense, cause Tenant’s Signage to be removed and shall cause the areas in which such Tenant’s Signage was located to be restored to the condition existing immediately prior to the placement of such Tenant’s Signage except for ordinary wear and tear. If Tenant fails to timely remove such Tenant’s Signage or to restore the areas in which such Tenant’s Signage was located, Landlord may do so at Tenant’s sole cost, payable upon demand, which obligation shall survive termination or expiration of this Lease.

53. Quiet Enjoyment; Unavoidable Delay.

a. Quiet Enjoyment. If, and so long as, Tenant pays the Monthly Rent, Additional Rent and other rent hereunder and keeps, observes and performs each and every term, covenant and condition of this Lease on the part or on behalf of Tenant to be kept, observed and performed, Tenant shall peaceably and quietly enjoy the Premises throughout the term without hindrance by Landlord or any person lawfully claiming through or under Landlord, subject to the provisions of this Lease.

b. Unavoidable Delay. Any obligation of either party hereunder that is delayed or not performed due to Force Majeure shall not constitute a default hereunder and shall be performed within a reasonable time after the end of such cause for delay or nonperformance; provided, however, an event of Force Majeure shall not relieve Tenant of its obligation to make timely payments of Rent or other amounts due and payable under this Lease. As used herein, “Force Majeure” means the occurrence of any event that a party cannot avoid by commercially reasonable actions, and that actually delays, interrupts or prevents Landlord or Tenant from performing any of its obligations under this Lease (other than monetary obligations including the payment of Rent), if such delay, interruption or prevention is due to fire, casualty, act of God, governmental act, action or inaction (including, without limitation, government delays in issuing any required building, construction, occupancy or other permit, certificate or approval or performing any inspection or review in connection therewith), act(s) of war, terror or terrorism, strike, labor dispute or disruptions, disruptions in the supply chain or other inability to procure materials or labor, actual or threatened health emergency (including without limitation, epidemic, pandemic (whether due to COVID-19 or otherwise), financial or market conditions, famine, disease, plague, and quarantine), or any other cause beyond such party’s reasonable control (whether similar or dissimilar). Tenant waives any rights it may have under Section 1511 of the Civil Code of California. Upon the occurrence of a Force Majeure, the party affected thereby must promptly notify the other of the nature of the event and the anticipated delay caused by such event. Notwithstanding the foregoing, in no event shall Force Majeure excuse Tenant’s timely compliance with its obligations under Paragraphs 14, 15 and 20.

54. CASp Disclosure. As of the date of this Lease, the Premises and the common areas expected to be in Tenant’s path of travel during the Lease Term, have not undergone an inspection by a Certified Access Specialist (CASp) regarding compliance with construction-related accessibility standards. A CASp can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. This disclosure is made pursuant to Section 1938 of the California Civil Code. Landlord and Tenant hereby acknowledge and agree that in the event that Tenant elects to perform a CASp inspection of the Premises hereunder, the parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, and such CASp inspection shall be performed at Tenant’s sole cost and expense and Tenant shall be solely responsible for the cost of any repairs, upgrades, alterations and/or modifications to the Premises necessary to correct any such violations of construction-related accessibility standards identified by such CASp inspection as required by Legal Requirements, which repairs, upgrades, alterations and/or modifications may, at Landlord’s option, be performed by Landlord at Tenant’s expense, payable within ten (10) days following Landlord’s demand.

55. OFAC. Each of Landlord and Tenant hereby represents and warrants to the other party that, to the representing party’s knowledge, as of the date of this Lease, neither the representing party nor any individual, entity, or organization holding any (or, if a publicly traded entity, a significant) ownership or controlling interest in the representing party, nor any officer or director of such entity, is an individual, entity, or organization with whom any United States law, regulation, or executive order prohibits U.S. companies and individuals from dealing, including, without limitation, names appearing on the U.S. Department of Treasury’s Office of Foreign Assets Control’s Specially Designated Nationals and Blocked Persons List. If the foregoing representation by a representing party is presently or later becomes untrue, the representing party shall be in material breach of this Lease and the other party shall have the remedies provided to such party under this Lease for a material breach; provided, however, if the breach is by Tenant, Landlord may immediately terminate this Lease upon written notice to Tenant without application of a notice and cure period. Further, Tenant shall indemnify and hold harmless Landlord from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, attorneys’ fees and costs) incurred by Landlord arising from or relating to Tenant’s breach of the foregoing representation by Tenant, which indemnity obligation shall survive the expiration or earlier termination of this Lease.

56. Option to Extend.

a. Subject to the terms and conditions set forth in this Paragraph 56, Tenant may at its option extend the Term (the “Extension Option”) of this Lease for one (1) additional one (1) year term (the “Extension Term”). If Tenant exercises the Extension Option hereunder, all of the terms, covenants and conditions of this Lease shall continue in full force and effect during the Extension Term, including provisions regarding payment of Additional Rent, which shall remain payable on the terms herein set forth, except that (i) Tenant shall have no further right to extend this Lease, (ii) Tenant shall take the Premises in their then “as-is” state and condition, and no work shall be required of Landlord, (iii) the Monthly Rent payable by Tenant for the Premises shall be the then-fair market rent for the Premises based upon the terms of this Lease, as renewed. To exercise an Extension Option, Tenant must deliver notice to Landlord no sooner than eighteen (18) months nor later than twelve (12) months prior to the expiration of the initial Term of this Lease.

b. The Monthly Rent for the Premises during the Extension Term shall be the prevailing market rental rate for Comparable Space (as defined below) for a term commencing on or about the commencement date of the Extension Term (the “Market Rate”). For this purpose, “Comparable Space” shall mean commercial office space comparable to the Premises that is (i) comparable in size, location, and quality to the Premises; (ii) leased for a term comparable to the Extension Term; and (iii) located in comparable projects in Palo Alto. For purposes of this Paragraph 56, the term “Market Rate” shall mean the rental rate that would be applicable for a lease term commencing on the commencement date of the Extension Term and that would be payable in any arms’ length negotiations for the Premises in their then as-is condition, which rental rate shall be established by reference to rental terms in leases actually executed for comparable space under primary lease (and not sublease), taking into consideration the location of the Building and existing amenities, situated in similar buildings engaged in then-prevailing ordinary rental market practices with respect to tenant concessions (if any) (e.g. not offering promotional deals and other concessions to tenants in an effort to alleviate cash flow problems or in response to a greater than average vacancy rate in a particular building). Notwithstanding the foregoing, in no event shall the Market Rate be less than 103% of the Monthly Rent for the last full calendar month of the initial Term (including where Market Rent is determined by an arbitrator, as provided below).

c. The Monthly Rent shall be determined as follows:

i. If Tenant provides Landlord with its notice of exercise pursuant to subparagraph (a) above, then, prior to the commencement of the Extension Term, Landlord shall deliver to Tenant a good faith written proposal of the Market Rate. Within twenty-one (21) days after receipt of Landlord’s proposal, Tenant shall notify Landlord in writing (A) that Tenant accepts Landlord’s proposal or (B) that Tenant elects to submit the determination of Market Rate to arbitration in accordance with Subparagraphs (ii) through (iv) below. If Tenant does not give Landlord a timely notice in response to Landlord’s proposal, Landlord’s proposal of Market Rate shall be binding upon Tenant.

ii. If Tenant timely elects to submit the determination of Market Rate to arbitration, Landlord and Tenant shall first negotiate in good faith in an attempt to determine the Market Rate. If Landlord and Tenant are able to agree within thirty (30) days following the delivery of Tenant’s notice to Landlord electing arbitration, then such agreement shall constitute a determination of Market Rate for purposes of this Paragraph, and the parties shall immediately execute an amendment to this Lease stating the Monthly Rent for the Extension Term. If Landlord and Tenant are unable to agree on the Market Rate within such negotiating period, then within fifteen (15) days after the expiration of such negotiating period, the parties shall meet and concurrently deliver to each other in envelopes their respective good faith estimates of the Market Rate. If the higher of such estimates is not more than one hundred five percent (105%) of the lower, then the Market Rate shall be the average of the two. Otherwise, the dispute shall be resolved by arbitration in accordance with subparagraphs (iii) and (iv) below.

iii. Within seven (7) days after the exchange of estimates, the parties shall select as an arbitrator an independent real estate broker with at least ten (10) years of experience in leasing commercial space in the metropolitan area in which the Real Property is located (a “Qualified Appraiser”). If the parties cannot agree on a Qualified Appraiser, then within a second period of seven (7) days, each shall select a Qualified Appraiser and within ten (10) days thereafter the two appointed Qualified Appraisers shall select an independent Qualified Appraiser and the independent Qualified Appraiser shall be the sole arbitrator. If one party shall fail to select a Qualified Appraiser within the second seven (7) day period, then the Qualified Appraiser chosen by the other party shall be the sole arbitrator.

iv. Within seven (7) business days after submission of the matter to the arbitrator, the arbitrator shall determine the Market Rate by choosing whichever of the estimates submitted by Landlord and Tenant the arbitrator judges to be more accurate. The arbitrator shall notify Landlord and Tenant of its decision, which shall be final and binding. If the arbitrator believes that expert advice would materially assist him, the arbitrator may retain one or more qualified persons to provide expert advice. The fees of the arbitrator and of the arbitration proceeding shall be split by the parties 50/50. The fees of any expert witnesses retained by the arbitrator shall be paid by the party whose estimate is not selected. Each party shall pay the fees of its respective counsel and the fees of any witness called by that party.

d. Notwithstanding anything to the contrary in this Lease, at Landlord’s election the Extension Option provided herein shall be null and void, and Tenant shall have no right to renew this Lease pursuant thereto if, on the date Tenant exercises the Extension Option or on the date immediately preceding the commencement of the Extension Term (i) the Tenant originally named in this Lease or a Permitted Assignee is not in occupancy of the entire Premises then demised hereunder or such Tenant or Permitted Assignee does not intend to continue to occupy the entire Premises then demised hereunder, or (ii) there exist facts or circumstances that, with the giving of notice or passage of time, would constitute a default. Upon the occurrence of an Event of Default, this Paragraph 56 shall be of no further force or effect, and Tenant’s right to extend shall terminate.

e. If the Market Rent is not established prior to the commencement of the Extension Term, then Tenant shall continue to pay as Monthly Rent and Additional Rent the sums in effect as of the last day of the prior Term of the Lease and, as soon as the Market Rent is determined, Tenant shall immediately pay to Landlord any deficiency in the amount paid by Tenant during such period.

[SIGNATURE PAGE TO FOLLOW]

THIS LEASE IS EXECUTED by Landlord and Tenant as of the Effective Date.

LANDLORD:
960 SAN ANTONIO LLC,
a California limited liability company

By: PRESIDIO BAY VENTURES, INC.,
its Authorized Signatory

By:	/s/ K. Cyrus Sanandaji
Name:	K. Cyrus Sanandaji
Title:	Authorized Representative

TENANT:
SCILEX PHARMACETICALS, INC.,
a Delaware Corporation

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	CEO

EXHIBIT A

OUTLINE OF PREMISES

(Approximate)

EXHIBIT B

RULES AND REGULATIONS

1. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside or inside of the Building or any part of the Premises visible from the exterior of the Premises without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion. Landlord shall have the right to remove, at Tenant’s expense and without notice to Tenant, any such sign, placard, picture, advertisement, name or notice that has not been approved by Landlord.

All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved of by Landlord.

If Landlord notifies Tenant in writing that Landlord objects to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the Premises, such use of such curtains, blinds, shades or screens shall be removed immediately by Tenant. No awning shall be permitted on any part of the Premises.

2. No ice, drinking water, towel, barbering or bootblacking, shoeshining or repair services, or other similar services shall be provided to the Premises, except from persons authorized by Landlord and at the hours and under regulations fixed by Landlord.

3. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by any of the Tenant Parties or used by Tenant for any purpose other than for ingress to and egress from its Premises. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants. No tenant and no employees or invitees of any tenant shall go upon the roof of the Building.

4. Tenant shall not alter any lock or install any new or additional locks or any bolts on any interior or exterior door of the Premises without the prior written consent of Landlord.

5. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

6. Tenant shall not overload the floor of the Premises or mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof.

7. No furniture, freight or equipment of any kind shall be brought into the Building without the consent of Landlord and all moving of the same into or out of the Building shall be done at such time and in such manner as Landlord shall designate. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the

Building and also the times and manner of moving the same in and out of the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on a platform of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property from any cause, and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of Tenant. The persons employed to move Tenant’s equipment, material, furniture or other property in or out of the Building must be acceptable to Landlord. The moving company must be a locally recognized professional mover, whose primary business is the performing of relocation services, and must be bonded and fully insured. A certificate or other verification of such insurance must be received and approved by Landlord prior to the start of any moving operations. Insurance must be sufficient in Landlord’s sole opinion, to cover all personal liability, theft or damage to the Real Property, including, but not limited to, floor coverings, doors, walls, elevators, stairs, foliage and landscaping. Special care must be taken to prevent damage to foliage and landscaping during adverse weather. All moving operations shall be conducted at such times and in such a manner as Landlord shall direct.

8. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought in or kept in or about the Premises or the Building. In no event shall Tenant keep, use, or permit to be used in the Premises or the Building any guns, firearm, explosive devices or ammunition.

9. No cooking shall be done or permitted by Tenant in the Premises, nor shall the Premises be used for the storage of merchandise, for washing clothes, for lodging, or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, however, Tenant may maintain and use microwave ovens and equipment for brewing coffee, tea, hot chocolate and similar beverages, provided that Tenant shall prevent the emission of any food or cooking odor from leaving the Premises, (ii) maintain and use such areas solely for Tenant’s employees and business invitees, not as public facilities, and (iii) keep the Premises free of vermin and other pest infestation.

10. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline, or inflammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by Landlord.

11. Landlord will direct electricians as to where and how telephone, data and fiber lines are to be introduced into the Building. No boring or cutting for wires will be allowed without the prior consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the prior approval of Landlord.

12. Upon the expiration or earlier termination of the Lease, Tenant shall deliver to Landlord the keys of offices, rooms and toilet rooms which have been furnished by Landlord to Tenant and any copies of such keys which Tenant has made. In the event Tenant has lost any key access cards or the equivalent furnished by Landlord, Tenant shall pay Landlord for such cards and other equipment.

13. Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises, except to the extent and in the manner approved in advance by Landlord. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by the tenant by whom, or by whose contractors, employees or invitees, the damage shall have been caused.

14. No furniture, bicycles, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours and in such elevators as shall be designated by Landlord, which elevator usage shall be subject to the Building’s customary charge therefor as established from time to time by Landlord.

15. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of the same by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building.

16. Tenant shall be responsible for ensuring that the doors of the Premises are closed and securely locked before leaving the Building and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before Tenant or Tenant’s employees leave the Building, and that all electricity, gas or air shall likewise be carefully shut off, so as to prevent waste or damage, and for any default or carelessness Tenant shall make good all injuries sustained by other tenants or occupants of the Building or Landlord. Landlord shall not be responsible to Tenant for loss of property on the Premises, however occurring, or for any damage to the property of Tenant caused by the employees or independent contractors of Landlord or by any other person.

17. The requirements of any tenant will be attended to only upon application to Landlord. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

18. No vending machine or machines of any description shall be installed, maintained or operated upon the Premises without the prior written consent of Landlord.

PARKING RULES AND REGULATIONS

19. Landlord shall not be liable for any loss, injury or damage to persons using any Building parking areas, or automobiles or other property therein, it being agreed that, to the fullest extent permitted by law, the use of any parking shall be at the sole risk of Tenant and its employees.

20. Every parker is required to park and lock his/her own vehicle. All responsibility for damage to or loss of vehicles is assumed by the parker and Landlord shall not be responsible for any such damage or loss by water, fire, defective brakes, the act or omissions of others, theft, or for any other cause.

21. Tenant shall not park or permit its employees to park in any parking areas designated by Landlord as areas for parking by visitors to the Project. Tenant shall not park any vehicles in the parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four wheeled trucks.

22. Parking stickers or any other device or form of identification supplied by Landlord as a condition of use of the parking facilities shall remain the property of Landlord. Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable and any device in the possession of an unauthorized holder will be void.

23. No extended term storage of vehicles shall be permitted.

24. Vehicles must be parked entirely within painted stall lines of a single parking stall.

25. All directional signs and arrows must be observed.

26. The speed limit within all parking areas shall be five (5) miles per hour.

27. Parking is prohibited: (a) in areas not striped for parking; (b) in aisles; (c) where “no parking” signs are posted; (d) on ramps; (e) in cross-hatched areas; and (f) in reserved spaces and in such other areas as may be designated by Landlord or Landlord’s parking operator.

28. Loss or theft of parking identification devices must be reported to the Management Office immediately, and a lost or stolen report must be filed by the Tenant or user of such parking identification device at the time. Landlord has the right to exclude any vehicle from the parking facilities that does not have an identification device.

29. Any parking identification devices reported lost or stolen found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution.

30. Washing, waxing, cleaning, vacuuming or servicing of any vehicle in the parking lot or anywhere on the Real Property is prohibited.

31. Landlord reserves the right to refuse parking access to any person who refuses to comply with these rules and regulations and all city, state or federal ordinances, laws or agreements. Any violation of the rules shall subject the vehicle to removal, at such vehicle owner’s expense.

EXHIBIT C

FORM OF COMMENCEMENT DATE LETTER

_________, 202_

Re: Amended and Restated Lease, dated as of ________, 2023 (the “Lease”) between 960 SAN ANTONIO LLC, a California limited liability company (“Landlord”), and SCILEX PHARMACETICALS, INC., a Delaware corporation (“Tenant”), for the Premises commonly referred to as 960 San Antonio Road, Palo Alto, California

Gentlemen or Ladies:

This letter shall confirm the following dates:

1. The Commencement Date of the Lease is ___________________.

2. The Expiration Date of the Lease is __________, which is the last day of the ___ full calendar month following the Commencement Date.

Please acknowledge Tenant’s agreement to the foregoing by executing this letter and returning one fully executed duplicate original to Landlord by email to notices@presidiobay.com. If Landlord does not receive a fully executed letter from Tenant evidencing Tenant’s agreement to the foregoing (or a written response setting forth Tenant’s disagreement with the foregoing) within fifteen (15) days of the date of Tenant’s receipt of this letter, Tenant will be deemed to have consented to the terms set forth herein.

Very truly yours,

By: ____________________________
Name: __________________________
Title: ___________________________

The undersigned agrees to the dates set forth above:

SCILEX PHARMACETICALS, INC.,

a Delaware Corporation

By: ____________________________
Name: __________________________
Title: ___________________________

EXHIBIT D

LEGAL DISCLOSURE

Asbestos and Lead Disclosure

THE BUILDINGS ON THE PREMISES AND SURROUNDING BUILDINGS WERE BUILT PRIOR TO 1978, AND THERE IS A POTENTIAL THAT MATERIALS WITHIN THESE BUILDINGS MAY CONTAIN LEAD OR ASBESTOS. THESE MATERIALS MAY POSE HEALTH HAZARDS IF DISTURBED OR NOT MANAGED PROPERLY.

Tenant acknowledges that Landlord has advised Tenant that the Premises, because of its age, is likely to contain ACM and may contain lead-based paint (“LBP”). If Tenant undertakes any Alterations or repairs to the Premises (to the extent permitted under the Lease), Tenant shall, in addition to complying with the requirements of Lease, undertake the Alterations or repairs in a manner that avoids disturbing any ACM or LBP that are present. If ACM or LBP are likely to be disturbed in the course of such work, Tenant shall encapsulate or remove the ACM or LBP using a licensed asbestos or lead abatement contractor, and otherwise in accordance with all applicable environmental laws, including giving all notices required by the California Health and Safety Code.

Proposition 65

Proposition 65 – The Safe Drinking Water and Toxic Enforcement Act of 1986 – requires California to publish and update its list of chemicals and other substances that are known to be carcinogens and reproductive toxicants. There are more than 900 chemicals and other substances on the Proposition 65 list, and many of these hazards can be commonly found on commercial properties, including in tobacco smoke, building materials, vehicle emissions, pesticides, and cleaning products. Tenant, on behalf of itself, its employees, agents, and visitors, hereby acknowledges receipt of the following warning pursuant to California’s Safe Drinking Water and Toxic Enforcement Act of 1986 concerning the area on, around, and near the Premises:

PROPOSITION 65 WARNING: PERSONS ENTERING THE PREMISES MAY BE EXPOSED TO CHEMICALS THAT ARE KNOWN TO THE STATE OF CALIFORNIA TO CAUSE CANCER AND BIRTH DEFECTS OR OTHER REPRODUCTIVE HARM, INCLUDING BENZENE, CARBON TETRACHLORIDE, CHLOROETHANE, ETHYL BENZENE, AND TETRACHLOROETHYLENE IN INDOOR AIR.

EXHIBIT E

GUARANTY OF LEASE

THIS GUARANTY OF LEASE, made as of 4/12/2023 (the “Effective Date”) by SCILEX HOLDING COMPANY, a Delaware corporation (“Guarantor”), to 960 SAN ANTONIO LLC, a California limited liability company (“Landlord”).

1. For valuable consideration, receipt of which is acknowledged, and to induce Landlord to enter into that certain Amended and Restated Lease of even date herewith (the “Lease”) herewith with SCILEX PHARMACEUTICALS, INC., a Delaware corporation (the “Tenant”), Guarantor hereby absolutely, unconditionally and irrevocably guarantees to Landlord, and agrees fully to pay, perform, satisfy and discharge, as and when payment, performance, satisfaction and discharge are due, all of the indebtedness, agreements, obligations and liabilities of the Tenant under the Lease and all amendments, modifications, renewals, extensions, supplements, substitutions and replacements of the Lease (collectively the “Guaranteed Obligations”). The obligations of Guarantor under this Guaranty shall be absolute, unconditional and irrevocable and shall continue and remain in full force and effect until all of the Guaranteed Obligations have been fully paid, performed, satisfied and discharged. Guarantor acknowledges that Landlord would not enter into the Guaranteed Obligations without this Guaranty and that Landlord is relying on this Guaranty.

2. The obligations of Guarantor under this Guaranty shall not be affected, modified or impaired by the occurrence of any of the following events, whether or not with notice to, or the consent of, Guarantor: (a) the waiver, surrender, compromise, settlement, release or termination of any or all of the Guaranteed Obligations; (b) the failure to give notice to Guarantor of the occurrence of any breach, default or event of default under the Guaranteed Obligations; (c) the extension of the time for the payment, performance, satisfaction or discharge of any or all of the Guaranteed Obligations; (d) the amendment or modification (whether material or otherwise) of the Guaranteed Obligations in any respect; (e) any failure, omission, delay or lack on the part of Landlord to enforce, assert or exercise any right, power or remedy conferred on Landlord under the Guaranteed Obligations; (f) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or adjustment of debts, or other similar proceedings affecting the Tenant or Guarantor or any of the assets of either of them; (g) the release or discharge by operation of law of the Tenant from the payment, performance, satisfaction or discharge of any or all of the Guaranteed Obligations; (h) the death or incapacity of the Guarantor; or (i) the invalidity or unenforceability of any or all of the Guaranteed Obligations due to a deficiency attributable to Tenant.

3. The obligations of Guarantor under this Guaranty are independent of the Guaranteed Obligations. Guarantor agrees that Landlord shall have the right to proceed against Guarantor directly and independently of the Tenant. A separate action may be brought and prosecuted against Guarantor whether or not an action is brought against the Tenant or the Tenant is joined in any such action. Guarantor authorizes Landlord and the Tenant, without notice to, demand of, or consent from Guarantor and without releasing or affecting Guarantor’s liability

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under this Guaranty, from time to time to amend, modify, renew, extend, supplement or replace the Guaranteed Obligations or otherwise change the terms of the Guaranteed Obligations, to take and hold collateral or security for the Guaranteed Obligations, and to enforce, waive, surrender, impair, compromise or release any such collateral or security or any or all of the Guaranteed Obligations or any person or entity liable for any or all of the Guaranteed Obligations. Guarantor shall be and remain bound under this Guaranty notwithstanding any such act or omission by the Tenant or Landlord.

4. Guarantor fully and forever waives and relinquishes all rights, remedies and defenses of a guarantor or a surety that may otherwise exist or become available. Without limiting the foregoing, Guarantor waives all rights and defenses that are or may become available to Guarantor by reason of California Civil Code sections 2787 to 2855, inclusive.

5. If the Tenant becomes insolvent or is adjudicated bankrupt or files a petition for reorganization, arrangement, composition or similar relief under any present or future provision of the federal Bankruptcy Code, or if such a petition is filed against the Tenant, or if the Tenant makes a general assignment for the benefit of creditors, and in any such action or proceeding any or all of the Guaranteed Obligations are terminated or rejected or any or all of the Guaranteed Obligations are modified or abrogated, then Guarantor agrees that Guarantor’s liability under this Guaranty shall not thereby be affected or modified and such liability shall continue in full force and effect as if no such action or proceeding had occurred. This Guaranty shall continue to be effective or be reinstated, as the case may be, if any payment of the Guaranteed Obligations must be returned by Landlord upon the insolvency, bankruptcy or reorganization of the Tenant or Guarantor, or otherwise, as though such payment had not been made.

6. Guarantor assumes the responsibility for being and keeping Guarantor informed of the financial condition of the Tenant and of all other circumstances bearing upon the risk of failure to pay, perform, satisfy or discharge any of the Guaranteed Obligations which diligent inquiry would reveal, and Guarantor agrees that Landlord has no duty to advise Guarantor of information known to Landlord regarding such condition or any such circumstance. Guarantor acknowledges that repeated and successive demands may be made and payments or performance required under this Guaranty in response to such demands as and when, from time to time, the Tenant defaults in the payment, performance, satisfaction or discharge of the Guaranteed Obligations. Notwithstanding any such payments and performance hereunder, this Guaranty shall remain in full force and effect and shall apply to any and all subsequent defaults by the Tenant. It is not necessary for Landlord to inquire into the capacity, authority or powers of the Tenant or the partners, directors, officers, employees, agents or representatives acting or purporting to act on behalf of the Tenant, and all of the Guaranteed Obligations made or created in reliance upon the purported exercise of such powers shall be guaranteed under this Guaranty. Guarantor hereby absolutely, unconditionally and irrevocably subordinates all indebtedness of the Tenant to Guarantor now or hereafter held by Guarantor to all indebtedness of the Tenant to Landlord. If requested by Landlord, Guarantor shall collect, enforce and receive all such indebtedness of the Tenant to Guarantor as trustee for Landlord and Guarantor shall pay such indebtedness to Landlord on account of the indebtedness of the Tenant to Landlord, but without otherwise reducing or affecting in any manner the liability of Guarantor under this Guaranty. No payment or performance by Guarantor pursuant to this Guaranty shall give Guarantor any right of subrogation to any rights or remedies of Landlord against the Tenant or any collateral or security for any or all of the

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Guaranteed Obligations until such time as the Guaranteed Obligations are fully satisfied. Prior to the full satisfaction of the Guaranteed Obligations, Guarantor waives all rights of subrogation to any rights or remedies of Landlord against the Tenant or any collateral or security for any or all of the Guaranteed Obligations. Guarantor waives all other rights of subrogation or reimbursement with respect to the Tenant that might otherwise arise from the performance of this Guaranty by Guarantor.

7. Guarantor represents and warrants to Landlord as of the date of this Guaranty as follows:

(a) The annual financial statements of Guarantor heretofore furnished to Landlord are true and correct in all material respects and fully and fairly present the financial condition of Guarantor as of the date thereof, and no material adverse changes have occurred in the financial condition or operations of Guarantor since the date of such financial statements other than as disclosed in writing.

(b) Guarantor has received reasonably equivalent value in exchange for the execution, delivery and performance of this Guaranty. Guarantor is solvent and will not become insolvent as a result of the execution, delivery or performance of this Guaranty.

(c) This Guaranty is a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms.

8. All notices under this Guaranty shall be properly given only if made in writing and either mailed by certified mail, postage prepaid, return receipt requested, or delivered by hand (including messenger or nationally recognized courier or air express service, which regularly maintains records of items delivered) to the party at the address set forth in this paragraph or such other address as such party may designate by notice to the other party. Notices shall be effective on the date of delivery at the address of the receiving party. If any notice is not received or cannot be delivered because the receiving party changed the address of the receiving party and did not previously give notice of such change to the sending party or due to a refusal to accept such notice by the receiving party, such notice shall be effective on the date delivery is attempted. Any notice under this Guaranty may be given on behalf of a party by the attorney for such party. Notices may also be sent by electronic mail (email), and shall be deemed received on the next business day after sending.

(a)	The address of Guarantor is:

    Scilex Holding

    960 San Antonio Road, Palo Alto

Email: jshah@scilexholding.com

(b)	The email address of Landlord is:

Email: notices@presidiobay.com

9. If the Tenant and Guarantor fail to pay, perform, satisfy and discharge, as and when payment, performance, satisfaction and discharge are due, all of the Guaranteed Obligations, Landlord shall have the right, but no obligation, and without releasing the Tenant or Guarantor from any of the Guaranteed Obligations, to pay, perform, satisfy and discharge any or all of the

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Guaranteed Obligations on behalf of the Tenant and Guarantor. Subject to the Maximum Liability set forth in Paragraph 11, Guarantor shall, on demand, pay to Landlord all sums expended by Landlord in the payment, performance, satisfaction or discharge of any of the Guaranteed Obligations, together with interest on all such sums from the date of expenditure to the date all such sums are paid by the Tenant or Guarantor to Landlord at the lessor of (i) an annual interest rate of ten percent (10%) or (ii) the maximum per annum rate of interest permitted from time to time under applicable law. Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Guaranty. Guarantor agrees to pay all costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, which are incurred by Landlord in the enforcement of this Guaranty. As used in this Guaranty, the singular shall include the plural. If Guarantor comprises more than one person or entity, all obligations of Guarantor under this Guaranty shall be the joint and several obligations of each such person or entity. Time is of the essence of this Guaranty. This Guaranty shall bind and inure to the benefit of Guarantor and Landlord and their respective transferees, personal representatives, heirs, successors and assigns. This Guaranty shall be governed by and construed in accordance with the laws of the State of California. If any provision of this Guaranty is held to be invalid or unenforceable, the validity or enforceability of the other provisions of this Guaranty shall not be affected. Guarantor irrevocably and unconditionally accepts and consents to jurisdiction in the State of California in any action or proceeding relating to this Guaranty, agrees to the venue of any such action or proceeding in any state court in the City of Oakland and County of Alameda, or in any federal court whose district includes the City of Oakland and County of Alameda, and waives any objection to any such venue on the basis of inconvenient forum. Guarantor consents to service of process in any such action or proceeding by any means permitted by California law. Guarantor waives all right to trial by jury in any such action or proceeding.

10. This Guaranty may not be amended or modified in any respect except by a written agreement signed by Guarantor and Landlord. There are no oral agreements between Guarantor and Landlord relating to this Guaranty. This Guaranty constitutes the entire and integrated agreement between Guarantor and Landlord relating to this Guaranty and supersedes all prior agreements, understandings, offers and negotiations, oral or written, with respect to this Guaranty.

11. This Guaranty may be executed and delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, California’s Uniform Electronic Transactions Act (Cal. Civ. Code § 1633.1, et seq.) or other applicable law) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Landlord will rely on any electronic signature provided in connection with this Guaranty as valid and effective for all purposes.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the Effective Date.

SCILEX HOLDING COMPANY,
a Delaware corporation

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	CEO

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